UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant
☒
Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Privia Health Group, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary material

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Privia Health Group, Inc.

950 N. Glebe Rd., Suite 700

Arlington, VA 22203

Telephone: (571) 366-8850

April 4, 2025

Dear Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (“Annual Meeting”) of Privia Health Group, Inc. (“Privia Health” or the “Company”) on Wednesday, May 21, 2025 at 11:00 a.m. Eastern Time. This year’s Annual Meeting will be conducted via live webcast as a virtual meeting of stockholders. You will be able to attend the Annual Meeting online by visiting www.proxydocs.com/PRVA and you will be able to submit your questions and vote your shares electronically by attending the Annual Meeting at this virtual location.

All Privia Health stockholders of record at the close of business on Monday, March 24, 2025 are welcome to attend the Annual Meeting, and we encourage you to vote by telephone, mail, or over the Internet as soon as possible, whether or not you plan to attend the Annual Meeting.

PLEASE VOTE PRIOR TO THE VIRTUAL ANNUAL MEETING OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR COMPLETE, DATE AND SIGN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING AND WANT TO VOTE YOUR SHARES DURING THE MEETING, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued support for Privia Health.

Sincerely,

David P. King

Chair of the Board of Directors

| 2025 Proxy Statement	LTR

Privia Health Group, Inc.

950 N. Glebe Rd., Suite 700

Arlington, VA 22203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	Wednesday, May 21, 2025 at 11:00 a.m., Eastern Time

PLACE:	Online at: www.proxydocs.com/PRVA

ITEMS OF BUSINESS:

1.   To elect the three nominees listed in the accompanying proxy statement as Class III directors to the Board of Directors (“Board”) to serve until our 2028 annual meeting and until their respective successors have been duly elected and qualified;

2.  To approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”);

3.  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025; and

4.  To transact such other business as may properly come before the meeting.

WHO CAN VOTE:	You must be a stockholder of record at the close of business on March 24, 2025, to vote at the Annual Meeting.

INTERNET AVAILABILITY:	This Proxy Statement and our 2024 Annual Report to Stockholders are available free of charge at www.proxydocs.com/PRVA or on our website, www.priviahealth.com.

PROXY VOTING:

You may vote by telephone, through the Internet or by mailing your completed proxy card. Stockholders of record and beneficial owners will be able to vote their shares electronically at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting and Voting” beginning on page 61 of this proxy statement.

MEETING ADMISSION:

If you are a stockholder as of March 24, 2025, you may attend the Annual Meeting, vote and submit questions during the meeting online at: www.proxydocs.com/PRVA. You will need to enter the control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested printed materials) or on the instructions that accompanied your proxy materials to vote or submit questions. More details on how to participate in this year’s Annual Meeting can be found in “Questions and Answers about the Annual Meeting and Voting” beginning on page 61 of this proxy statement.

By Order of the Board of Directors,

Edward C. Fargis

Executive Vice President and General Counsel

Arlington, VA

April 4, 2025

| 2025 Proxy Statement	NOT

PROXY STATEMENT TABLE OF CONTENTS

| 2025 Proxy Statement	TOC

PROXY STATEMENT SUMMARY HIGHLIGHTS

| 2025 Proxy Statement	1

PROPOSAL NO. 1 ELECTION OF DIRECTORS

The Board unanimously recommends that you vote “FOR” each of the three nominees for re-election as Class III directors listed below. In doing so, the nominees will be elected at the Annual Meeting to serve until the 2028 annual meeting of the stockholders and until their respective successors are elected or appointed and qualified or until such director’s death, resignation or removal. The following three individuals, all of whom are currently serving on our Board, are nominated for re-election this year as Class III directors:

•	Pamela Kimmet

•	Patricia Maryland

•	Shawn Morris

Adam Boehler, who has served on our Board since 2023, is not standing for re-election at the Annual Meeting, and effective as of the Annual Meeting, the size of the Board has been reduced to nine members. It is expected that all nominees proposed by our Board will be able to serve on the Board if elected. However, if before the election one or more nominees are unable to serve (a situation we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by our Board (unless our Board reduces the number of directors to be elected).

Vote Required

The election of directors requires a plurality of the voting power of the shares of our capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Votes withheld and broker non-votes will have no effect on this proposal. Therefore, only votes “For” will affect the outcome.

The Board of Directors unanimously recommends a vote “FOR” each of the Class III nominees named above.

2	| 2025 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

Class III Directors—Nominees for Terms Expiring in 2028

Pamela Kimmet
Director since: 2023 Age: 66 Committee membership: Chair of Compensation Committee Nominating and Governance Committee

Pamela O. Kimmet serves as the chief human resources officer (CHRO) of Manulife Financial Corporation (NYSE: MFC) and is responsible for overseeing the company’s human resources and communications function. Prior to joining Manulife as CHRO in October 2018, Ms. Kimmet served on Manulife’s Board of Directors from March 2016 to September 2018. Ms. Kimmet previously served as CHRO of Cardinal Health, Inc. (NYSE: CAH), Coca-Cola Enterprises (NYSE: KO), The Bear Stearns Companies, Inc., and Lucent Technologies. She has also held a range of strategic HR roles at Citigroup and General Motors. An active member of the human resources industry, Ms. Kimmet serves as chair of the HR Policy Association, and she was also the past chair of its Center for Executive Compensation. She additionally serves on the boards for the Center for Advanced Human Resources Studies at Cornell University, the Center for Executive Succession at the University of South Carolina, and the National Academy of Human Resources. Ms. Kimmet previously served on the Board of Directors of Perspecta, Inc. as chair of its Management and Compensation Committee until May 2021, when Veritas Capital acquired the organization. Ms. Kimmet holds an MBA from Michigan State University and a bachelor’s degree in Industrial and Labor Relations from Cornell University.

Ms. Kimmet is a valuable member of our Board because of her extensive management and director experience.

Patricia Maryland
Director since: 2021 Age: 71 Committee membership: Chair of the Compliance Committee

Patricia Maryland has over 40 years of experience in healthcare administration. Ms. Maryland was most recently the Executive Vice President of Ascension and the President and Chief Executive Officer at Ascension Healthcare, a leading non-profit health system from July 2017 through June 2019. Prior to that, Ms. Maryland held various other executive and senior management positions in the Ascension organization from 2003 to 2017, including the roles of President of Healthcare Operations and Chief Operating Officer. Ms. Maryland has served on the board of Encompass Health Corporation (NYSE: EHC) since 2020 and on the board of Surgery Partners, Inc. (NASDAQ: SGRY) since March 2021. Ms. Maryland received a bachelor’s degree in Mathematics from Alabama State University and a Master’s degree in Biostatistics from the University of California, Berkeley. Ms. Maryland also holds a Doctorate of Public Health from the University of Pittsburgh, with a concentration in health services administration and planning.

Ms. Maryland is a valuable member of our Board because of her extensive experience in the healthcare industry and her prior track record as a senior executive at a large health system.

Shawn Morris
Director since: 2018 Age: 61 Committee membership: Compliance Committee

Shawn Morris is our former Chief Executive Officer and has served as a member of our board of directors since May 2018. Prior to his role at Privia Health, Mr. Morris was a leader at Cigna- HealthSpring, a Cigna company, known previously as HealthSpring, from 2005 to 2018. Mr. Morris held various leadership roles at Cigna-HealthSpring, including the positions of President, Chief Operating Officer, President of Development & Innovation, and Executive Vice President. Mr. Morris received a bachelor’s degree in Accounting from the Western Kentucky University and is a Certified Public Accountant (inactive). Mr. Morris is also a graduate of Dartmouth College’s Tuck Business School 2030 Global Executive program and an inaugural Fellow of the Nashville Healthcare Council.

Mr. Morris is a valuable member of our board of directors because of his extensive experience in the healthcare industry and prior track record as a senior executive in high growth as well as large healthcare companies.

| 2025 Proxy Statement	3

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Class II Directors—Continuing Directors Whose Terms Expire in 2027

Thomas McCarthy
Director since: 2021 Age: 68 Committee membership: Chair of Audit Committee

Thomas McCarthy has over 35 years of experience in healthcare, insurance and financial services businesses, including more than 30 years with Cigna Corporation (NYSE: CI). Mr. McCarthy was most recently the Executive Vice President and Chief Financial Officer at Cigna from July 2013 to June 2017, and previously held the roles of Vice President of Finance, Vice President & Treasurer, Vice President of Strategy and Corporate Development between March 2003 to July 2013. In addition to his career with Cigna, Mr. McCarthy also held senior leadership roles at Kemper Insurance from July 1999 to February 2003 and USAA from 1985 to 1986. Mr. McCarthy is a member of the board of directors of Selective Insurance Group, Inc. (NASDAQ: SIGI), a New Jersey-based holding company for property and casualty insurance companies, and is a member of the Selective Insurance Risk Committee and Finance and Investments Committee. He is also a member of the Board of Trustees of the American University of Rome and a Director of Avenue of the Arts, Inc. He previously served as a Director of the Habitat for Humanity of Montgomery and Delaware Counties from 2017 to 2024. Mr. McCarthy received a bachelor’s degree in Finance from the Wharton School of the University of Pennsylvania and an MBA from Carnegie Mellon University’s Tepper School of Business.

Mr. McCarthy is a valuable member of our Board because of his extensive experience in the healthcare industry and his prior leadership positions at Cigna.

Parth Mehrotra
Director since: 2023 Age: 46 Committee membership: None

Parth Mehrotra has served as the Chief Executive Officer of Privia Health since July 2023. Prior to that, he served as our President and Chief Operating Officer from 2018 to 2023. Prior to his role at Privia Health, from 2016 to 2018, Mr. Mehrotra was the Chief Operating Officer of Brighton Health Group Holdings, LLC, a healthcare services holding company which owned Privia Health prior to its IPO in 2021. Prior to 2016, Mr. Mehrotra held a senior finance role at athenahealth Inc., and also worked in the healthcare investment banking group at Goldman Sachs and Co. and as a management consultant at Accenture. Mr. Mehrotra received an M.B.A. from Northwestern University’s Kellogg School of Management and a bachelor’s degree in Economics from St. Stephen’s College, University of Delhi.

Mr. Mehrotra is a valuable member of our Board of Directors because of his operational and historical expertise from serving as Privia’s Chief Executive Officer and his extensive professional experience in the healthcare industry.

Dr. Jaewon Ryu
Director since: 2021 Age: 51 Committee membership: Compliance Committee

Dr. Jaewon Ryu has been the Chief Executive Officer of Risant Health since April 2024 when it acquired Geisinger. Previously, he served as the President and Chief Executive Officer of Geisinger since June 2019, an integrated delivery system with a clinical enterprise, a health plan, the Geisinger Commonwealth School of Medicine, and research and innovation functions operating in central and northeastern Pennsylvania. He originally joined Geisinger in September 2016, as the Executive Vice President and Chief Medical Officer, working to improve the quality, affordability and experience of care delivered across the enterprise. Dr. Ryu was previously President of integrated care delivery for Humana, responsible for Humana’s owned and joint ventured care delivery assets, including a management services organization (MSO) assisting affiliated practices to adopt a population health model. Prior to Humana, Dr. Ryu held various leadership roles at the University of Illinois Hospital & Health Sciences System, Kaiser Permanente, the Centers for Medicare and Medicaid Services, and as a White House Fellow at the Department of Veterans Affairs. He was also a practicing corporate healthcare attorney with the international firm McDermott, Will & Emery. Dr. Ryu has also served since 2018 as a commissioner on the Medicare Payment Advisory Commission (MedPAC). He is also a director on the National Committee for Quality Assurance (NCQA), the Commonwealth Fund, and Teleflex, Inc. Dr. Ryu earned his bachelor’s degree from Yale University and his M.D. and J.D. from the University of Chicago. He completed his residency training in emergency medicine at Harbor-UCLA Medical Center.

Dr. Ryu is a valuable member of our Board because of his extensive experience in management services organizations and high-quality patient care.

4	| 2025 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Class I Directors—Continuing Directors Whose Terms Expire in 2026

Nancy Cocozza
Director since: 2022 Age: 64 Committee membership: Audit Committee Nominating and Corporate Governance Committee

Nancy Cocozza has over 25 years of experience in healthcare and government programs. Ms. Cocozza retired in June 2018 from the position of President of the Medicare Business for Aetna, where she was responsible for Aetna’s Medicare strategy, growth and operating results. Prior to Aetna, Ms. Cocozza was Executive Vice President at HealthMarkets, an individual market health insurance provider, where she led the Medicare division. She also led the government insurance programs at Coventry Health Care. Ms. Cocozza began her career at Aetna, where she spent 16 years building and leading various commercial managed care operations. Ms. Cocozza most recently served on the Board of Directors, the Audit Committee, and Compensation Committee of Aspira Women’s Health, Inc. (NASDAQ: AWH) from August 2018 until March 2021. Ms. Cocozza received a bachelor’s degree in accounting from Thomas Jefferson/Philadelphia University.

Ms. Cocozza is a valuable member of our Board because of her extensive experience in the healthcare industry and prior track record as a senior executive.

David King
Director since: 2021 Age: 68 Committee membership: Independent Chair of the Board Compensation Committee Chair of the Nominating and Corporate Governance Committee

David King has been the Managing Member of KingMan LLC, a provider of strategic consulting services for stakeholders across the healthcare system, since December 2021. Prior to this role, Mr. King served as an Operating Partner at Pritzker Private Capital from August 2020 to December 2021, co-leading the firm’s activities in the healthcare sector. Prior to joining Pritzker Private Capital, Mr. King was the Chief Executive Officer of Laboratory Corporation of America Holdings (NYSE: LH) from 2007 to 2019. At Laboratory Corporation of America Holdings, Mr. King also served as the Non-Executive Chair of the Board from November 2019 to May 2020, and as the Executive Chair of the Board from May 2009 to October 2019. Mr. King serves as a director of ZimVie, Inc. (NASDAQ: ZIMV) and is a member of the board of several private companies. He also serves on the board of trustees of Novant Health and the Advisory Board for Duke University’s Robert J. Margolis, MD, Center for Health Policy. Mr. King previously served on the board of Cardinal Health (NYSE: CAH), PATH (where he completed four years as Chair in December 2021) and the American Clinical Laboratory Association (where he served as Chair from 2010 to 2014). Mr. King also served on the board of The Emily K Center, a college-readiness center in Durham, North Carolina, founded by Mike Krzyzewski, the former head coach of the Duke University Men’s Basketball team. Mr. King received a bachelor’s degree, cum laude, from Princeton University and a Juris Doctor, cum laude, from the University of Pennsylvania Law School.

Mr. King is a valuable member of our Board because of his extensive experience in the healthcare industry and experience on other healthcare companies’ boards.

| 2025 Proxy Statement	5

PROPOSAL NO. 1 ELECTION OF DIRECTORS

David Wichmann
Director since: 2023 Age: 62 Committee membership: Compensation Committee Audit Committee

David Wichmann is the former chief executive officer and director of UnitedHealth Group, Inc., having served in those capacities from September 2017 through March 2021. His career at UnitedHealth Group spanned 23 years in roles of increasing responsibility leading the growth, diversification, and performance of the company’s businesses, including president, chief financial officer, and head of operations and commercial markets. Prior to joining UnitedHealth Group, Mr. Wichmann was a partner at Arthur Andersen & Co. Mr. Wichmann serves as a director of Boston Scientific. He previously served on the boards of UnitedHealth Group Incorporated and Tennant Company. Mr. Wichmann received his bachelor’s degree in accounting from Illinois State University.

Mr. Wichmann is a valuable member of our Board because of his management and director experience in the healthcare industry.

6	| 2025 Proxy Statement

GOVERNANCE MATTERS

Governance Overview

We are committed to maintaining robust governance practices and a strong ethical culture that benefit the long-term interests of our stockholders. The Company, with the oversight of the Board, regularly reviews, updates and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder interests, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of our business.

Our Board has adopted our Corporate Governance Guidelines, Code of Conduct and charters for our Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee and Compliance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Conduct in the “Governance—Documents and Charters” section of the “Investor Relations” page of our website located at www.ir.priviahealth.com, or by writing to our Corporate Secretary at our offices at 950 N. Glebe Rd., Suite 700, Arlington, VA 22203.

Composition of our Board

Board Classes

Pursuant to our Charter and Bylaws (together, the “Organizational Documents”), our Board was divided into three classes of directors following the registered secondary offering of our stock in which certain former investors in the Company sold their stock below a specified threshold.

Our Board currently consists of ten directors, with three directors in Class I, three directors in Class II, and four directors in Class III. The terms of directors in Classes I, II and III end at the annual meetings of stockholders in 2026, 2027 and 2025, respectively. Adam Boehler is not standing for re-election at the Annual Meeting.

Rationale for Board Structure

Privia Health continues to operate with the long-term outlook required to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual care settings. To deliver on this mission, we manage our business for the long term and pursue our core strategy of entering markets, organizing providers, driving operational and clinical improvements, and facilitating the transition to value-based care. We believe the volatility in the healthcare sector underscores the need for enhanced continuity of business strategies and policies, continuity of service and protection against potential pressures from special interest groups or others who might have an agenda focused on short-term, opportunistic gains contrary to the long-term interests of stockholders. Under the current classified board structure, at least two-thirds of the Board will have had prior experience and familiarity with our business, which is beneficial for long-term strategic planning and appropriate and expert oversight of management, which we believe ultimately drives the creation of sustainable stockholder value. As such, we believe that maintaining a classified board not only provides protection against potential distractions by the special interest groups with short-term objectives, but also appropriately focuses on our long-term success and maximization of value for our stockholders. We further discussed this rationale with our stockholders during the course of engagement with them on this and the other topics as described below, under “Governance Evolution and Highlights”. Our stockholders acknowledged our present circumstances, including our limited time operating as a public company, and generally remained receptive to our classified board structure at this time given its stabilizing effect.

Director Independence

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has affirmatively determined that Nancy Cocozza, Pamela Kimmet, David King, Tom McCarthy, Patricia Maryland, Jaewon Ryu, and David Wichmann, as well as Bill Sullivan who stepped off the Board during 2024 and Adam Boehler who is not standing for re-election at the Annual Meeting, do not or did not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is or was “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making this determination, our Board considered the current and prior relationships that each director has or had with our Company and all other facts and circumstances our Board deemed relevant in determining their independence.

| 2025 Proxy Statement	7

GOVERNANCE MATTERS

Board Leadership Structure

The Company’s current board leadership structure consists of a Chief Executive Officer and an independent Chair of the Board. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chief Executive Officer and Chair in any way that is in the best interests of the Company at a given point in time. The Board may make a determination as to the appropriateness of its current policies in connection with the recruitment and succession of the Chief Executive Officer and/or the Chair. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two.

The Board believes that, under the Company’s present circumstances, its current leadership structure, in which the roles of Chief Executive Officer and Chair are separated, best serves the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s stockholders, including its oversight of management, and the Company’s overall corporate governance. The Board also believes that the current structure allows our Chief Executive Officer to focus on managing the Company, while leveraging our independent Chair’s experience to drive accountability at the board level.

Governance Evolution and Highlights

The Board is committed to strong corporate governance. The ownership of our Company has undergone a number of evolutions since our initial public offering in April 2021, including as a result of our former lead investors selling their equity in us in May 2023 in connection with the secondary offering. We are committed to evolving our Board structure and other corporate governance practices to mirror the evolution of the Company’s stockholder base and business. We believe our commitment to establishing and maintaining corporate governance “best practices,” some of which are highlighted below, help to promote long-term stockholder value:

•	We have a supermajority independent board and each of our required committees is fully independent.

•	The offices of Chief Executive Officer and Chair of the Board are separate.

•	We are committed to thoughtful Board composition review and refreshment, and have seated five new directors since our initial public offering in 2021.

•	Our Charter and Bylaws may be amended by a majority vote of our stockholders.

•	The Board and Board committees meet regularly in executive session.

•	The Board evaluates the Chief Executive Officer’s performance annually.

•	The Board regularly reviews and assesses succession planning for our Chief Executive Officer and other executives.

•	The Board and its committees each conduct detailed self-evaluations annually.

•	We do not have a poison pill plan in place.

•

We have an active stockholder engagement program pursuant to which we solicit views of our stakeholders, including our investors, through quarterly earnings communications, investor conferences presentations and meetings with current stockholders and analysts. Changes made in response to stockholder feedback in previous years include amending our Charter and bylaws to eliminate supermajority voting requirements

•

Outside directors are limited to service on three public company boards, including the Company’s Board, and a non-employee director who is also the chief executive officer of another public company may not serve on more than two public company boards, including the Company’s Board.

•	We have adopted an anti-hedging and -pledging policy that applies to our directors and executive officers.

•

We structure compensation with a strong emphasis on performance-based, at risk compensation, with a significant portion of executive officer compensation tied to incentive compensation. We use meaningful, annual adjusted EBITDA targets.

•	The Compensation Committee engages an independent compensation consultant to advise them and evaluate our compensation relative to the market and our peer group.

•	We have adopted a robust clawback policy for incentive compensation, beyond the requirements of the SEC.

The Board believes that such evolution requires regular and transparent communication with our stockholders, whose feedback and perspectives not only strengthens our understanding of their interests but is an integral part of the Board’s own corporate governance review process. In furtherance of promoting this engagement to encourage feedback, the Board treats stockholder outreach as a priority. We actively engage with our stockholders throughout the year using in-person, virtual and other means of communication. In addition to ordinary course investor conferences, earnings calls and one-on-one investor conference calls and meetings, we have reached out to stockholders representing a substantial portion of our stockholder base to discuss our corporate governance practices.

8	| 2025 Proxy Statement

GOVERNANCE MATTERS

Recent Stockholder Engagement and Our Response

We are committed to meaningful ongoing engagement with our stockholders.

In early 2025, as part of our stockholder outreach program, we sought to engage holders representing more than 80% of the Company’s outstanding shares of common stock, and certain proxy advisory firms, via engagement calls to discuss our corporate governance, executive compensation and corporate practices and initiatives. We held discussion of these matters with all stockholders who expressed an interest in doing so, which included some of our largest institutional holders, representing approximately 11% of outstanding shares of common stock. Our independent Board chair participated in each of these engagements, which allows for a direct line of communication with our Board to deepen the Board’s understanding of our stockholders’ interests and priorities.

Among the key topics discussed included Board refreshment and composition, executive compensation, shareholder rights and our classified board structure. With respect to our classified board structure, our stockholders continued to note the general trend towards annually-elected boards, particularly for large capitalization companies, and acknowledged our present circumstances, including our limited time operating as a public company, relatively small market capitalization, and potential for vulnerability to stockholders with short-termist demands. Each of the stockholders we engaged with were generally supportive, and had a positive view, of our classified board structure at this time.

Changes made in response to stockholder feedback in previous years include amending our Charter and bylaws to eliminate supermajority voting requirements and providing additional disclosure on director skills, experience and qualifications and management succession planning. We intend to continue a cycle of year-round stockholder engagement, including our regular participation in investor meetings and conferences and periodic engagement on corporate governance and compensation topics. In addition to input on current corporate governance topics, we invite dialogue about any other topics or trends our stockholders may wish to discuss. The Board considers feedback from these conversations during its deliberations, and our engagement activities have produced valuable feedback that informs our decisions and our strategy. Our future engagement efforts are expected to take the form of one-on-one meetings as well as written communications. Outside of these channels, stockholders wishing to provide us feedback on these matters are encouraged to do so during the Annual Meeting, earnings calls, industry presentations and conferences, company-hosted events and securities analyst meetings.

Procedures for Communications with the Board

Any person wishing to communicate with any of our directors regarding issues about Privia Health may send a request to the Corporate Secretary of Privia Health Group, Inc. at 950 N. Glebe Rd, Suite 700 Arlington, VA 22203. The Corporate Secretary will forward relevant communications to the appropriate directors or committees of the Board. Items unrelated to the directors’ duties and responsibilities as Board members may be excluded by the Corporate Secretary, including solicitations and advertisements, junk mail, product-related communications, surveys and job referral materials such as resumes.

| 2025 Proxy Statement	9

BOARD COMMITTEES

Independent Director	Audit Committee	Compensation Committee	Compliance Committee	Nominating and Corporate Governance Committee
Adam Boehler	I		Member		
Nancy Cocozza	I	Member			Member
Pamela Kimmet	I		C		Member
David King ★	I		Member		C
Patricia Maryland	I			C	
Thomas McCarthy	I	C			
Parth Mehrotra					
Shawn Morris				Member	
Jaewon Ryu	I			Member	
David Wichmann	I		Member		

I = Independent Director

C = Chairperson

Member icon = Member

★ = Board Chair

Audit Committee

The members of our Audit Committee are Nancy Cocozza, Tom McCarthy, and David Wichmann. Tom McCarthy is the Chair of our Audit Committee. All members of the Audit Committee meet the independence standards of Nasdaq and the SEC, as well as the financial literacy requirements of Nasdaq. In addition, our Board has determined that each of Nancy Cocozza, Tom McCarthy and David Wichmann meet the definition of an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose on such director any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board. Our Audit Committee is directly responsible for, among other things:

•	assisting the Board in its oversight of the Company’s financial statements and internal controls;

•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements and monitoring its independence;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

•	review the Company’s compliance with laws and regulations, including major legal and regulatory initiatives other than those delegated to the Compliance Committee;

•	reviewing material related party transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee held seven meetings during fiscal year 2024, including one joint meeting with the Compliance Committee covering matters of mutual interest and responsibility.

The written charter of our Audit Committee is available at our investor relations website at www.ir.priviahealth.com. Our website is not part of this proxy statement.

10	| 2025 Proxy Statement

BOARD COMMITTEES

Compensation Committee

The members of our Compensation Committee are Adam Boehler, Pamela Kimmet, David King and David Wichmann. Pamela Kimmet is the Chair of our Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under SEC rules and Nasdaq’s heightened independence standards for members of a Compensation Committee. Our Compensation Committee is responsible for, among other things:

•	determining, or recommending to our Board for determination, the compensation of our executive officers;

•	reviewing and approving the compensation of our directors;

•	administering our stock and equity incentive plans;

•	reviewing and evaluating, and making recommendations to our Board with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.

Our Compensation Committee held five meetings during fiscal year 2024.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Since September 2021, the Compensation Committee has engaged Korn Ferry, a compensation consulting firm, to assist in determining and structuring the compensation provided to our executive officers and non-employee directors. Korn Ferry reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Korn Ferry and has determined that Korn Ferry’s work does not raise a conflict of interest.

The written charter of our Compensation Committee is available at our investor relations website at www.ir.priviahealth.com. Our website is not part of this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of a Compensation Committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our Board.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Nancy Cocozza, Pamela Kimmet, and David King. David King is the Chair of our Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee qualifies as an independent director under Nasdaq and SEC rules. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our Board;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of our Board;

•

reviewing and reporting to the Board on the Company’s succession planning, including succession planning in the case of incapacitation, retirement or removal of the CEO, and reviewing annual reports from the CEO recommending and evaluating potential successors;

•	overseeing the overall strategy on and risks related to the Company’s environmental, social and governance (“ESG”) policies and practices; and

•	assisting our Board on corporate governance matters.

Our Nominating and Corporate Governance Committee held five meetings during fiscal year 2024.

The written charter of our Nominating and Corporate Governance Committee is available at our investor relations website at www.ir.priviahealth.com. Our website is not part of this proxy statement.

| 2025 Proxy Statement	11

BOARD COMMITTEES

Compliance Committee

The members of our Compliance Committee are Patricia Maryland, Shawn Morris and Jaewon Ryu. Patricia Maryland is the Chair of our Compliance Committee. Our Compliance Committee is responsible for, among other things:

•	assist the Board in fulfilling its oversight responsibility regarding the Company’s compliance programs, including federal and state laws and regulations relating to healthcare;

•	review and approve the implementation, structure and operations of the Company’s compliance programs, policies and procedures;

•	review significant compliance risk areas identified by management;

•	discuss periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;

•	review, monitor compliance with, investigate, and oversee steps taken to mitigate potential breaches of the Company’s non-financial compliance programs; and

•	reviewing Company procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matters.

Our Compliance Committee held five meetings during fiscal year 2024, including one joint meeting with the Audit Committee covering matters of mutual interest and responsibility.

The written charter of our Compliance Committee is also made available at our investor relations website at www.ir.priviahealth.com. Our website is not part of this proxy statement.

Management Development and Succession Planning

The Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent so that an appropriate succession plan is in place for our Chief Executive Officer and other members of senior management, as well as our leaders directly under our executive officers. The Board discusses succession planning at least annually, with focused planning around long-tenured members of management. In evaluating potential successors, the Board prioritizes candidates with an understanding of our value-based care approach to healthcare. The recent promotion of Parth Mehrotra to CEO and appointment of Edward C. Fargis as Executive Vice President and General Counsel reflect the execution of thoughtful, well-coordinated CEO and executive officer succession plan overseen by the Board.

Identifying and Evaluating Director Nominees

Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing, evaluating and recommending candidates for nomination to our Board, including candidates to fill any vacancies that may occur. Our Nominating and Corporate Governance Committee assesses the qualifications of candidates in light of the policies and principles in our corporate governance guidelines and may also engage third party search firms to identify director candidates. The Nominating and Corporate Governance Committee may conduct interviews, detailed questionnaires and comprehensive background checks or use any other means that it deems appropriate to gather information to evaluate potential candidates. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates to the Board for approval as director nominees for election to the Board.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as professional search firms and the relationships of current directors. In the case of a search firm, the Nominating and Corporate Governance Committee will pay a fee for such a firm to assist it in the recruitment and identification of potential candidates for the Board. The Nominating and Corporate Governance Committee generally provides the search firm with guidance as to the qualifications, qualities and skills that the Nominating and Corporate Governance Committee is seeking in potential candidates, and the search firm identifies candidates for the Nominating and Corporate Governance Committee’s consideration.

Director Qualifications

The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, will consider all pertinent factors that it considers appropriate and believes that candidates must have a high level of personal and professional integrity, strong ethics and values and the ability to understand the industry of the Company. In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they deem to be relevant: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrated excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having varied personal backgrounds, perspectives and experiences; and (vii) having the commitment to rigorously represent the long-term interests of the Company’s stockholders.

12	| 2025 Proxy Statement

BOARD COMMITTEES

The Nominating and Corporate Governance Committee considers not only an individual’s qualities, performance and professional responsibilities, but also the composition of the Board and the needs of the Board at that time. Our Nominating and Corporate Governance Committee considers a broad range of backgrounds, skills, characteristics, and experiences, and may consider such factors as it deems appropriate to maintain an appropriate balance of knowledge, experience, viewpoints, and capability. In the case of incumbent directors our Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also evaluates and recommends to the Board whether nominees are independent for purposes of Nasdaq and SEC rules.
Board Skills Matrix
The table below summarizes certain of the key experiences, qualifications, skills, and attributes that our directors bring to the Board to enable effective oversight. This table is intended to provide a summary of our directors’, including our director nominees’, qualifications and is not a complete list of each director or director nominee’s strengths or contributions to the Board. Additional details on each director’s experiences, qualifications, skills, characteristics, and attributes are set forth in their biographies.

	Nancy Cocozza	Pamela Kimmet	David King	Patricia Maryland	Thomas MCarthy	Parth Mehrotra	Shawn Morris	Jaewon Ryu	David Wichmann

Leadership	X	X	X	X	X	X	X	X	X

Public Company Executive/Board Experience	X	X	X	X	X	X	X		X

Healthcare Industry	X	X	X	X	X	X	X	X	X

Value-Based Care, Government Programs	X			X	X	X	X	X	X

Medical Professional								X

Finance, Accounting, Capital Markets	X		X		X	X	X		X

Human Capital, Executive Compensation		X	X	X				X	X

Strategic Planning, Bus. Development, M&A	X		X	X	X	X	X	X	X

Information Security, Cybersecurity, Technology	X	X	X	X	X	X	X	X	X

Government & Regulatory	X		X					X	X

Legal, Compliance, Risk Management	X		X	X	X		X	X

Corporate Governance, Responsibility		X	X	X	X				X
The Nominating and Corporate Governance Committee conducts annual evaluations of our Board effectiveness, providing it with an opportunity to examine whether our Board members have the right composition of skills, experiences, and characteristics. As part of our commitment to regularly reviewing the composition of our Board, since our initial public offering, we have seated five new directors to help drive our strategic business initiatives and position the company for long-term growth. We expect to continue to regularly review our Board composition in order to maintain a Board whose composition and qualifications remains reflective of our business and ownership.
Stockholder Recommendations for the Board
Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to Privia Health Group, Inc., 950 N. Glebe Rd., Suite 700 Arlington, VA 22203, Attention: General Counsel, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule
14a-19
under the Securities Exchange Act of 1934 (the “Exchange Act”) no later than March 23, 2026. However, we note that this date does not supersede any of the requirements or timing set forth in our Bylaws.
To make a nomination for the 2026 Annual Meeting, please refer to the requirements specified in the section of this Proxy Statement entitled “Other Matters – Stockholder Proposals.”
Insider Trading Policy
We have an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all of the Company’s directors, officers, employees and certain other covered individuals. The Company believes that its insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules, regulations and listing standards applicable to the Company. A copy of the
Company’s
insider policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K.

| 2025 Proxy Statement	13

BOARD COMMITTEES

Code of Conduct

Our Board adopted a code of ethics (our “Code of Conduct”) that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Conduct is posted on the investor relations section of our website. We intend to disclose future amendments to our Code of Conduct, or any waivers of the Code of Conduct, on our website or in public filings.

Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board believes that it is essential for effective risk management and oversight that there be open communication between management and our Board. Our Board meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our Board, where, among other topics, they discuss strategy and risks facing the Company.

Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Our Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance, as well as risks associated with ESG matters. Our full Board also reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in certain significant transactions.

Additionally, our Board, assisted by its committees, exercises oversight over our Enterprise Risk Management (“ERM”) program which is designed and implemented by management. As part of our comprehensive ERM program, we perform risk assessments in which we map and prioritize information security risks identified, based on probability, immediacy and potential magnitude. These assessments inform our ERM strategies and oversight processes, and we view cybersecurity risks as one of the key risk categories we face. For more information, please refer to “Information and Cybersecurity Risk Management and Strategy” in the “Corporate Responsibility and Sustainability” section.

Executive Sessions

The non-management directors meet in regularly scheduled executive sessions. Additionally, the independent members of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by the Chair of the Board.

Attendance by Members of the Board at Meetings

There were five meetings of the Board during the year ended December 31, 2024. During the year ended December 31, 2024, each incumbent director attended more than 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which such director was on the Board.

Under our Corporate Governance Guidelines, which is available on our website at www.ir.priviahealth.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to prepare for and attend Board meetings and meetings of committees on which such director serves. The Company expects that all directors attend the annual meeting of stockholders. All of our directors attended our annual meeting of stockholders in May 2024.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy. Pursuant to this policy, employees, officers and directors are prohibited from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. Directors, officers and employees are also prohibited from shorting the Company’s stock.

Anti-Pledging Policy

Our Board has adopted an Insider Trading Compliance Policy. Pursuant to this policy, employees and directors are prohibited from pledging Company securities in any circumstance, including by purchasing Company securities on margin or holding Company securities in a margin account.

14	| 2025 Proxy Statement

PROPOSAL NO. 2 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act and as required pursuant to Section 14A of the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers as described in the section titled “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative disclosure contained in this proxy statement.

As described in detail under the heading “Compensation Discussion and Analysis—Executive Compensation Objectives and Philosophy,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Please read the section entitled “Compensation Discussion and Analysis” for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, provides our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following advisory resolution at the Annual Meeting:

RESOLVED that the Company’s stockholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding our executive compensation programs. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.

At our 2023 Annual Meeting of Stockholders, held on May 24, 2023, our stockholders recommended an annual say-on-pay vote, and our Board of Directors subsequently adopted that recommendation. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2026 Annual Meeting of Stockholders.

Vote Required

This proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote “FOR” the approval, on an Advisory (non-binding) basis, of the compensation of Our Named Executive Officers.

| 2025 Proxy Statement	15

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2025. During our fiscal year ended December 31, 2024, PwC served as our independent registered public accounting firm.

Notwithstanding the appointment of PwC, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our Audit Committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of PwC, our Board may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by PwC for our fiscal years ended December 31, 2024 and 2023:

(In Thousands)	2024	2023
Audit Fees(1)(2)	$1,982	$2,168
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—
Total Fees	$1,982	$2,168
(1)

Audit Fees consist of fees billed for professional services by PwC for the audit of our annual consolidated financial statements. Fees for fiscal year 2024 also consisted of fees related to the review of a Form S-8 for additional shares under the 2021 Plan.

(2)

Audit Fees consist of fees billed for professional services by PwC for the audit of our annual consolidated financial statements. Fees for fiscal year 2023 also consisted of fees related to the review of our secondary offering and Form S-3.

Auditor Independence

In our fiscal year ended December 31, 2024, there were no other professional services provided by PwC, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of PwC.

Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.

The Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the Audit Committee specifically provides for a different period. If the Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by the Audit Committee.

The Audit Committee may delegate pre-approval authority to one or more Audit Committee members so long as any such pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the Audit Committee. All services performed and related fees billed by PwC during fiscal year 2024 and 2023 were pre-approved by the Audit Committee pursuant to regulations of the SEC.

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote “FOR” The Ratification of The Appointment of PwC As Our Independent Registered Public Accounting Firm.

16	| 2025 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from and discussed with the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Thomas McCarthy (Chair)

Nancy Cocozza

David Wichmann

| 2025 Proxy Statement	17

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Our Commitment to Corporate Responsibility and Sustainability

At Privia Health, we are dedicated to operating responsibly and sustainably as a key part of our corporate mission and business strategy. We believe doing so creates long-term value for our business, our stockholders and society. In the last five years, we made significant and continuing progress toward the execution of our corporate responsibility programs and sustainability practices. Our initiatives, progress and ongoing commitments are summarized below, categorized into five key tenets that are important to our business: Operate with Integrity; Put People First; Contribute Positively to Our Communities; Support Robust Corporate Governance; and Sustain Sound Environmental Stewardship. Additional information on our corporate responsibility and sustainability initiatives can be found on our website at www.priviahealth.com/esg-overview.

Operate with Integrity

At Privia Health, our mission is to transform healthcare—enabling doctors and their care teams to focus on keeping people healthy. Each day, patients, families, and communities trust that we will deliver on our mission through ethical, honest, and compliant business operations. We take this responsibility seriously and have built a robust compliance and ethics program to assist our employees, medical groups, contractors, vendors and providers to comply with an increasingly complex and changing legal and regulatory landscape impacting our business and operations. Our compliance and ethics program encompasses our code of conduct, our privacy and security programs, annual training standards including cultural competence training for care centers, and keeping the company and our stakeholders apprised of legal and regulatory changes impacting our business and operations. Our compliance and ethics program also provides a process whereby stakeholders have a variety of means to raise, in good faith, any compliance concerns that they may have without fear of retaliation, including reporting anonymously through our Ethics Line, which is managed by an independent third party, if they so choose.

Information and Cybersecurity Risk Management and Strategy

Our approach to risk management, including cybersecurity risk, is designed to identify, assess, prioritize and manage major risk exposures that could affect our ability to execute our corporate strategy and fulfill our business objectives. Our cybersecurity risk management program is designed based on industry standards and informed by the National Institute of Standards and Technology Cybersecurity Framework. We perform risk assessments in which we map and prioritize identified cybersecurity risks, including risks associated with our use of third- and fourth-party vendors, medical groups, Privia providers and affiliated practices, based on probability, immediacy and potential magnitude. These assessments inform our cybersecurity risk management strategies and oversight processes, and we view cybersecurity risks as one of the key risk categories we face.

Our processes for assessing, identifying and managing cybersecurity risks and vulnerabilities are embedded across our business as part of our ERM program. Among other things, we regularly engage with internal and external cybersecurity assessors, consultants and auditors to enhance our cybersecurity risk management strategies, review compliance with evolving standards and evaluate the effectiveness and maturity of our controls and perform regular internal and external risk assessments including those required by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); provide annual mandatory privacy and security training for all employees; perform technical testing and penetration testing to validate the effectiveness of our cybersecurity program; and perform simulated breach testing and tabletop exercises to simulate responses to information security incidents. We have established processes to oversee and manage risks associated with our third- and certain fourth-party service providers, including regular security assessments and compliance reviews. We use the findings from these and other processes to assess our information and cybersecurity practices, procedures and technologies, including for potential enhancements to our risk mitigation strategies. Our Cybersecurity Incident Response Plan (“CSIRP”), which includes processes to detect triage, assess the severity of, escalate, contain, investigate and resolve or mitigate cybersecurity incidents, as well as to comply with applicable legal obligations and mitigate brand and reputational damage. In addition, we maintain cyber liability insurance to protect against potential losses arising from cybersecurity incidents. In 2024, we did not identify any cybersecurity threats or incidents, including as a result of any prior cybersecurity incidents, that have materially affected or are reasonably likely to materially affect us, including our operations, business strategy, results of operations, or financial condition. However, despite our efforts, we cannot eliminate all risks from cybersecurity threats or incidents or provide assurances that we have not experienced an undetected cybersecurity threat or incident.

Information and Cybersecurity Governance and Oversight

Our Board is responsible for overseeing risk management at Privia and, as part of this responsibility, the Board, assisted by its committees, exercises oversight over our ERM program which is designed and implemented by management. As part of its broader risk oversight activities, the Board oversees risks from cybersecurity threats, both directly and through the Audit Committee and Compliance Committee. The Compliance Committee is responsible for reviewing data security programs, including cybersecurity and procedures regarding disaster recovery and critical business continuity. The Compliance Committee is also responsible for reviewing Privia’s programs and plans established by management to monitor compliance with data security compliance programs and test preparedness. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance, and discusses with management policies and practices with respect to risk assessment and risk management.

18	| 2025 Proxy Statement

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

The Compliance Committee receives quarterly reports from the Chief Information Security Officer (“CISO”) and Privacy Officer on information security risks, including cybersecurity incidents or privacy events, relevant information about the cybersecurity threat landscape, and updates on our cybersecurity risk management strategy and any potential issues. The Compliance Committee reports to the Audit Committee at each regularly scheduled meeting of the Audit Committee, and the Compliance and Audit Committee meet periodically in joint session to discuss matters of joint interest and responsibility, such as cybersecurity risks. In addition, the full Board receives periodic briefings on cybersecurity risks from the CISO.

Our CISO, who leads our information security team and reports to our Chief Technology Officer, is responsible for day-to-day identification, assessment and management of the information security risks we face. The CISO provides monthly information and cybersecurity updates to a cross-functional team of executive leaders, who prioritize risks and risk mitigation activities. The CISO has held executive technology leadership roles within health systems and physician groups for over 15 years, including Chief Technology Officer, Chief Information Officer, and Chief Information Security Officer. The information security team works with our broader technology team, as well as our compliance and legal teams, to align operations and technology developments with cybersecurity program objectives.

In addition, we maintain processes for managing incident assessment and internal escalation. We have established a Cybersecurity Incident Response Team (“CSIRT”), which is responsible for (1) responding to cybersecurity incidents, (2) maintaining our CSIRP that is regularly updated in response to organizational changes, technical changes, changes to the threat landscape or in response to active or previous cybersecurity incidents, and (3) monitoring the prevention, detection, mitigation, and remediation of cybersecurity incidents. The CSIRT is comprised of the CISO and other key members of management, including the Privacy Officer, Chief Technology Officer, Chief Audit and Compliance Officer, General Counsel and other members of management and our technical response teams as necessary to appropriately respond to an incident, including mitigation, remediation and any required or recommended disclosure of an incident. Furthermore, as part of management’s oversight of information and cybersecurity risks, we maintain a Third Party Access Committee, comprised of our CISO, Privacy Officer, and colleagues drawn from across the organization, including our technology, compliance and legal teams, which is responsible for reviewing and monitoring compliance for third- and certain fourth-party requests for and access to certain Company data and information. Privia Health is committed to maintaining the privacy and security of protected health information (“PHI”) housed on our information technology platform. We are committed to complying with HIPAA, including: (i) providing patients with Notices of Privacy Practices, (ii) implementing physical, technical, and administrative safeguards designed to protect PHI; (iii) conducting HIPAA-related training for our workforce; and (iv) providing appropriate notifications in the event of a breach of PHI. We also take steps to provide our patients with prompt access to their health-related information as required by HIPAA and the Information Blocking Rule. Privia Health’s commitment to HIPAA compliance evolves as new technology services are added, and we evaluate our processes and procedures to adapt to new business endeavors and mitigate known security risks.

Put People First

At Privia Health, our employees are committed to improving patient care through their support of the physicians, providers, and care center staff. The Company’s Nominating and Corporate Governance Committee assists the Board in its oversight of talent management, including corporate culture, employee experience, recruiting, retention, attrition, career development and progression, succession, and employee relations.

Privia Health has been honored to be named a Top Workplace every year since 2021 by Energage locally and nationally both as a large-size company and a healthcare organization. In 2024, we earned additional culture excellence awards from other organizations and publications, including US News and World Report, highlighting our efforts in employee experience, engagement practices, employee wellbeing, professional development, purpose and values, leadership, innovation, compensation and benefits, and work-life flexibility.

Privia Health is dedicated to providing employees with opportunities for learning and career advancement. In support of this ongoing strategic corporate objectives to support our employees’ career goals, we use employee feedback to determine our focus and investment from year to year. To that end, we continue to expand our offering of career advancement, leadership development and retention programs including:

•

Multi-track Leveling Guide: Our position leveling guide provides opportunities for advancement without the requirement to take on a people management role. Roles are mapped based on competencies across the different tracks providing opportunities for advancement for our Professional, Technical, and Management staff;

•

Emerging Leaders Program: Managers nominate individuals who they have identified as emerging as leaders. These individuals are provided with training to help them excel in their current roles and be prepared to lead others;

•

Transformational Leadership Program: A comprehensive development program for members of Privia Health’s Senior Leadership team. The 5-month program includes interactive in-person training and group calls. The content focuses on five competencies: Engaging & Inspiring teams, Accountability, Systems Thinking, Strategic Mindset, and Change Management;

| 2025 Proxy Statement	19

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

•

Enhanced Manager Onboarding: This three-part course is designed for individuals who are new to people management or just new to managing at Privia Health. Through a blended learning program, we establish clear engagement expectations for our managers as we expect all employees to have a fair and consistent employment experience;

•

eCornell: Online training provides robust educational opportunities to meet our skill-based development needs. There are various courses and certificates including areas such as Marketing, Data Science, Data Analytics, Human Resources, Change Management, Project Management, and Finance;

•

Mental Health First Aid Training: This company-paid certification from the National Council for Mental Health Wellbeing is provided to employees and people managers on a voluntary basis. In the Mental Health First Aid course, participants learn to identify warning signs for mental health and addiction concerns and strategies for how to help someone showing these warning signs;

•

Ad Hoc Training: Our Learning and Enablement team is continually developing training sessions so that our workforce has the knowledge and skills they need to thrive in their roles and meet their own career development goals. We also deploy robust and engaging compliance training at hire and annually for both Privia Health and care center employees;

•

Lunch and Learn Training Sessions: We host virtual training sessions throughout the year for employees and their families and friends to learn about topics ranging from investment planning to stress management. In 2024, we hosted 54 lunch and learn sessions, 20 more than the previous year; and

•

Individual coaching: Every year we offer individual executive coaching and skills training to select members of the management and leadership teams so our leaders continue to advance their knowledge and skills required to lead, engage, and motivate our growing workforce.

Our HR Business Partners work closely with people managers to understand the individual career goals of their employees and identify formal learning and engagement opportunities to support the achievement of those goals. Our 360 degree performance review includes sections to identify where the individual wants to focus their growth for the next year so we are meeting the employees where they are. In 2024, over 70 hours of ad hoc training was delivered to Privia Health employees with collective attendance of over 4,000.

Employee Experience

At Privia Health, we value all of our employees and the exceptional talent they bring to our organization in support of our physicians, providers, care center staff, and patients. We consider our workforce to be a collection of individual people rather than a general population of workers. Because of this, our approach to policies and benefits allows flexibility for individual circumstances. Within our Policy Guide, we offer flexible work alternatives and empower people managers to coordinate with HR Business Partners to identify short-term solutions to meet business needs when employees need to be out.

We are committed to providing an equal employment opportunity to everyone. As part of our annual compliance training, we provide annual, mandatory anti-harassment and non-discrimination training to all employees and people managers.

In an effort to address a wide variety of the themes associated with employee experience, we established a set of strategic priorities related to our talent retention and recruitment objectives, which are continuously refined and include:

•

Expansive Recruitment—Practice appropriate and thoughtful recruitment strategies including broadly advertising our opportunities, focusing only on bona fide occupational qualifications for each role, requiring minimum education only when necessary, and expanding the geography of roles where available;

•

Retention through Strategic Initiatives—Leverage strategic programs to create an environment in which all Privia Health staff are welcomed and supported, and differing perspectives and contributions are sought out and valued;

•	Alignment with Business Goals—Build a robust, integrated customer and supplier program within our Company; and

•	Serve Our Communities—Cultivate and support a medical group that addresses the unique healthcare needs within each community we serve.

Employee Engagement Groups

Since 2019, Privia Health employees have been participating in employee-led engagement groups which are intended for employees to connect over shared interests, experiences, and hobbies. These groups provide the opportunity for relationship-building across teams and departments in our geographically dispersed and largely virtual workplace. Engagement groups meet formally on a regular schedule and utilize internal communication tools to network and socialize informally anytime.

20	| 2025 Proxy Statement

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Commitment to Our People

Our mission is to attract, develop, and retain top talent. We strive for transparency and accountability so that each and every employee can bring their full self to work. We regularly scrutinize our job descriptions, education and experience requirements, and physical demands to ensure we are not creating any unnecessary barriers for qualified applicants. Annually, the People Operations team works with the leaders of the engagement groups to review and enhance our policies, processes, and benefits to address the evolving needs of our workforce.

In order to develop a competitive workforce, Privia is focused on strategic objectives, including:

•	Championing and seeking to continually improve the employment experience for our entire workforce;

•	Providing all of our employees with the tools, resources, and accommodations they need to be successful; and

•	Cultivating a collaborative work environment that encourages creativity and innovation.

The responses to exit interviews, onboarding surveys, ongoing feedback, and the annual engagement survey drive the areas of focus and programming to address opportunities. We set baselines and use these trend lines to monitor the impact of our efforts, always striving to maintain or improve our engagement scores. In 2024, our engagement survey with 85% participation indicated that we are maintaining our “favorable” engagement score which is 16% above the sector benchmark. The engagement score reflects the responses to questions about referring candidates, motivation, and loyalty.

Contribute Positively to Our Communities

We collaborate with physician practices, health plans, and health systems to achieve the quadruple aim of better outcomes, lower costs, improved patient experience, and happier and more engaged providers We seek to accomplish the quadruple aim by entering markets and organizing existing physicians and non-physician clinicians into a unique practice model that combines the advantages of a partnership in a large regional medical group with significant provider autonomy for the physicians and non-physician clinicians joining our medical groups. We organize physicians into cost efficient, value-based and primary-care centric networks bolstered by strong physician governance, and promote a culture of physician leadership. We enhance the patient experience, improve practice economics and influence point of care delivery through investments in data analytics, revenue cycle management, practice and clinical operations and payer alignment. We believe our business aligns with the direction healthcare is headed, including (1) a macro shift towards value-based care models that focus on delivering coordinated, high quality care at lower total costs, (2) a greater focus on the patient experience and (3) a focus on optimizing provider workflow and bringing back the joy of practicing medicine. Our value proposition and comprehensive solution set address needs across the spectrum of physician practices. Supporting physicians is foundational to our business, and as part of our business model, we are committed to creating opportunities for access to healthcare. For example, in 2023, we acquired the Walla Walla Clinic in Washington state, our first medical group designated a Rural Health Clinic.

Our business model supports small businesses, specifically independent physician practices which are foundational to local communities. Our culture, our strategies, and our employees are local. We encourage and actively support our employees to have a meaningful and positive impact on their communities and contribute to charitable causes by giving their time, talents and money. We coordinate fundraising and hands-on activities and offer paid time off for volunteer activities. Because we believe in the importance of voting in both local and national elections, we provide paid time off for everyone to perform this important civic duty.

The Company supports various charitable organizations throughout the year, focusing our efforts on support for the communities in which our physicians practice. In an effort to provide support to employees in times of a weather event or natural disaster, we have a communication protocol we activate. In advance of an anticipated weather event, we reach out to all employees and our practices in the area of impact to provide resources and support for appropriate disaster preparation and maintain contact with them throughout the event and until they are fully recovered.

Support Robust Corporate Governance

Our employees, providers and care center employees play a vital role in our organization, and our compliance and ethics program, including our code of conduct, privacy and security programs, and policies and procedures reflect our values and apply to every employee, regardless of job titles. Our compliance and ethics program serves as the underlying infrastructure to support these efforts, as well as our culture of risk management. We conduct risk-based audits and training and incorporate risk tolerance considerations into the Company’s growth and business development plans and service offerings.

Our Board has adopted Corporate Governance Guidelines that govern the operations of the Board and its committees and address matters such as director responsibilities and qualifications, committee membership and structure, board composition and structure, company performance and strategy, director compensation, director tenure and retirement, communications with outside parties and the annual self-evaluation of the Board and its standing committees. Our Corporate Governance Guidelines form an important and flexible framework for the Board’s corporate governance practices and guide the Board in the execution of its responsibilities and oversight of the Company and its long-term strategy and performance.

| 2025 Proxy Statement	21

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Sustain Sound Environmental Stewardship

In 2024, we launched a climate regulation working group to track and respond to new climate reporting regimes that could or will impact the Company, such as California’s Climate-Related Financial Risk and Climate Corporate Data Accountability Acts. The working group is drawn from relevant stakeholders across the Company and is developing a framework for the Company’s compliance with climate regulation and related disclosure. The working group’s outputs will be shared with and overseen by a dedicated Company task force.

Our Purchasing Department works to provide discounted pricing to care centers from certain sustainable vendors, including vendors offering medical supplies and equipment, medical and e-waste management services and laundry services; annually, the Purchasing Department reviews corporate responsibility reports for these vendors to understand how they actively demonstrate sustainability and efficiency in their operations. Our Purchasing Department also works with vendors to share information about more sustainable and efficient products and services with care centers.

Additionally, we maintain an e-waste recycling program that includes the use and deployment of refurbished technology where appropriate. Where possible, our Purchasing Department reviews the frequency of orders being placed by care centers for their medical supplies, and encourages care centers with a high frequency of orders to consolidate orders for purposes of fuel efficiency.

22	| 2025 Proxy Statement

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of Privia Health Group, Inc. as of March 24, 2025:

Name	Age	Position
Parth Mehrotra	46	Chief Executive Officer
David Mountcastle	55	Executive Vice President & Chief Financial Officer
Edward C. Fargis	60	Executive Vice President & General Counsel

The experience of Mr. Mehrotra, who also serves as a director, is set forth under “PROPOSAL NO. 1—ELECTION OF DIRECTORS—Nominees for Directors and Continuing Directors”.

David Mountcastle served as our Chief Financial Officer from 2014 through January 2022 and resumed this office as of March 2022. Prior to his role at Privia Health, Mr. Mountcastle was the Chief Financial Officer at Brainware Inc., held multiple senior finance roles at iDirect, Inc., was a regional Chief Financial Officer for Coventry and held multiple senior regional finance roles with United Healthcare. Mr. Mountcastle started his career with Ernst & Young in their Entrepreneurial Services Division. Mr. Mountcastle received an M.B.A. with dual concentration in Finance and Information Systems from Virginia Commonwealth University and a BBA in Accounting Information Systems from James Madison University. Mr. Mountcastle has been a CPA since 1992.

Edward C. Fargis was appointed as the Company’s Secretary and Executive Vice President and General Counsel with employment beginning effective January 29, 2024. Mr. Fargis was most recently Executive Vice President, Corporate Strategic Transactions, for Zelis Parent, L.P., a market-leading healthcare technology company, and previously held the roles of Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary for Zelis between September 2017 and January 2022. Prior to joining Zelis, Mr. Fargis served as General Counsel, Secretary and Chief Compliance Officer for Personal Touch Home Health, Inc. Mr. Fargis also held various executive and other senior leadership positions for Touchstone Health Partnership, Inc. from November 2009 to December 2016, including the roles of Chief Executive Officer, General Counsel, Secretary and Chief Compliance Officer. Mr. Fargis began his legal career with Battle Fowler LLP. He received a J.D. from Fordham University School of Law and a B.A. in History from Hamilton College.

| 2025 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS

General

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our NEOs identified in the Summary Compensation Table below during fiscal year 2024, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal year 2024 and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2024, are:

Name	Position
Parth Mehrotra	Chief Executive Officer
David Mountcastle	Executive Vice President & Chief Financial Officer
Edward C. Fargis	Executive Vice President & General Counsel
Thomas Bartrum	Former Executive Vice President & General Counsel

Effective January 29, 2024, Edward C. Fargis was appointed Executive Vice President and General Counsel. Thomas Bartrum, who had previously served as Executive Vice President and General Counsel, transitioned from that position also effective January 29, 2024 and continued to be employed in a non-executive officer role through May 31, 2024. As a result, effective January 29, 2024, Mr. Bartrum was not eligible to be compensated under the Company’s executive officer incentive compensation programs described in this CD&A. Mr. Bartrum’s compensation as a non-executive employee is described in more detail below in “Severance and Change in Control Arrangements” and “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of Executive Compensation Arrangements—Transition Agreement with Thomas Bartrum”.

Executive Summary

2024 Performance Highlights and Pay for Performance.

Our executive compensation programs are intended to deliver pay in accordance with corporate and individual performance, rewarding superior performance and providing consequences for underperformance. We believe that the compensation of our NEOs for fiscal year 2024 was aligned with the Company’s performance during 2024. Below are highlights of the Company’s performance in 2024, including Practice Collections, Adjusted EBITDA, Implemented Providers, Attributed Lives and new market openings, which were the financial and business performance metrics included in our corporate scorecard goals used for the Company’s executive compensation programs:

•	Implemented Providers at December 31, 2024 increased by 484, or 11.2%, compared to December 31, 2023;

•	Practice Collections for full-year 2024 were $2.97 billion, a 4.5% increase over 2023;

•	Attributed Lives at December 31, 2024 were 1,256,000, a 12.1% increase over December 31, 2023;

•	Adjusted EBITDA for 2024 was $90.5 million, a 25.2% increase over 2023; and

•	During 2024, the Company launched one new medical group in Indiana and acquired a majority ownership interest in an independent physician association in the Gulf Coast Market.

Adjusted EBITDA is a non-GAAP financial measure. Please see Appendix A for a reconciliation of Adjusted EBITDA to its most closely comparable financial measures calculated in accordance with GAAP. This non-GAAP financial measure is not a substitute for or superior to the comparable financial measures under GAAP.

2024 Compensation Highlights.

Consistent with our compensation philosophy, key compensation decisions for 2024 included the following:

a.

Base Salaries. The 2024 base salaries for Messrs. Mehrotra, Mountcastle, and Bartrum remained generally consistent with their base salaries in 2023. Mr. Fargis was appointed Executive Vice President, General Counsel and Corporate Secretary of the Company, effective as of January 29, 2024, and we entered into an employment agreement providing for an annual base salary of $375,000.

b.

Annual Cash Incentives. For 2024, our Compensation Committee selected performance goals for our performance-based annual bonus program that were intended to promote our business plan and annual goals. As a result of strong performance against our pre-established performance goals for 2024, the Compensation Committee determined to pay out annual bonuses at 119% of target for the Company performance component of each continuing NEO’s annual bonus.

c.

Long-Term Incentives. In early 2023, the Compensation Committee adopted a framework for long-term compensation, which the Compensation Committee continued during 2024 (the “2024 Long-Term Incentive Program”), pursuant to which we grant awards of performance stock units (“PSUs”), in addition to time-based restricted stock units (“RSUs”), to emphasize and enhance variable pay rather than fixed pay in our compensation plan, with vesting of PSUs tied to the achievement of company financial and operational objectives. Pursuant to the 2024 Long-Term Incentive Program, our continuing NEOs received 60% of their annual equity award in the form of PSU awards and 40% of their annual equity award in the form of RSU awards.

24	| 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Appointment of Edward C. Fargis as Executive Vice President & General Counsel

The Board of Directors appointed Edward C. Fargis as Executive Vice President, General Counsel and Corporate Secretary of the Company, effective as of January 29, 2024, and we entered into an employment agreement with Mr. Fargis in connection with his appointment (the “Fargis Agreement”). The Fargis Agreement provides for, (i) an annual base salary of $375,000, (ii) an annual performance bonus target of 60% of annual base salary and (iii) that Mr. Fargis is eligible for annual equity grants and compensation adjustments commensurate with the named executive officer level band, as determined by the Compensation Committee, starting in 2024. In addition, Mr. Fargis received a sign-on equity grant on January 29, 2024 of 44,404 RSUs under the Company’s 2021 Omnibus Incentive Plan (the “2021 Plan”), which will vest in its entirety on the third anniversary of the grant date, subject to Mr. Fargis’ continued employment with the Company.

Mr. Fargis’s employment agreement is described in more detail below in “Summary of Executive Compensation Arrangements-Employment Agreement with Edward C. Fargis”.

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do		What We Don’t Do
✓	Emphasize performance-based, at risk compensation.	X	Do not grant guaranteed equity compensation.
✓	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	X	Do not provide significant perquisites.
✓	Weight the overall pay mix towards incentive compensation for executive officers.	X	Do not reprice our stock option awards.
✓	Engage an independent compensation consultant to advise our Compensation Committee.	X	Do not allow any derivative transactions designed to hedge or speculate on market value of the Company’s equity securities.
✓	Provide “double trigger” vesting in connection with a qualifying termination following a change of control.	X	Do not allow pledging the Company’s equity securities or holding them in a margin account.
✓	Maintain meaningful stock ownership guidelines for our directors and executive officers.	X	Do not allow NEOs or directors to make open market sales outside of a 10b5-1 trading plan.
✓	Maintain a robust clawback policy for incentive compensation, beyond the SEC mandated clawback policy.	X	Do not provide tax gross-ups to our executive officers in connection with a change in control.

Executive Compensation Objectives and Philosophy

The Compensation Committee’s goal is to create a compensation program that supports the Company’s mission, vision and commitment to equity for all employees.

Our executive compensation program is designed to:

•	Attract, motivate and retain NEOs who drive our success;

•	Reinforce and align our NEOs’ long-term interests with our values and successful execution of our mission;

•	Give us the ability to balance Privia Health’s evolving business strategy and market competitiveness with our NEOs’ desire for professional and financial growth;

•	Motivate our NEOs to help our company achieve optimal financial and operational results;

•	Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and

•	Align the long-term interests of our NEOs with those of our stockholders.

In general, we strive to provide total compensation that meets the market median when executive officers are consistently meeting the full expectations of their role. Executive officers may be compensated above or below the targeted market position based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation.”

| 2025 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS

Determination of Executive Compensation

Role of Board of Directors/Compensation Committee/Executive Officers

The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and approves or makes recommendations to the Board, as appropriate, with respect to the compensation to be provided to our NEOs.

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our CEO (other than with respect to the CEO’s own compensation) and our Chief People Officer, current and prior total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, our performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our CEO’s recommendations are based on his evaluation of each other NEO’s individual performance and contributions, of which our CEO has direct knowledge.

Role of Compensation Consultant

In order to design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, our Compensation Committee has retained Korn Ferry as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in administering our executive compensation program. Korn Ferry did not provide any other services to the Company in 2024 for fees in excess $120,000.

The Compensation Committee has evaluated Korn Ferry’s independence pursuant to the requirements of Nasdaq and SEC rules, including consideration of the independence factors prescribed by the SEC and Nasdaq to assess the independence of compensation consultants. As part of its review, the Compensation Committee received a letter from Korn Ferry that discussed its independence and provided relevant disclosure under the SEC and Nasdaq independence factors. In assessing Korn Ferry’s independence from management in providing executive and director compensation services to the Compensation Committee, the Compensation Committee also considered that, with respect to such services, Korn Ferry is engaged by, takes direction from, and reports to, the Compensation Committee and only the Compensation Committee has the right to terminate or replace Korn Ferry as its compensation consultant at any time. Based on its review, the Compensation Committee has determined that Korn Ferry does not have any conflicts of interest in advising the Compensation Committee on executive and director compensation matters. The independence of the compensation consultant is reviewed on an annual basis along with the fees spent on services provided by Korn Ferry and its affiliates.

Peer Group

In consultation with Korn Ferry, in early 2024, our Compensation Committee selected a peer group of publicly traded companies similarly situated in size and industry profile to Privia Health (the “Peer Group”) as follows:

• Accolade, Inc.	• Goodrx Holdings, Inc.	• Phreesia, Inc.
• Agilon Health, Inc.	• Health Catalyst, Inc.	• Premier, Inc.
• Alignment Healthcare, Inc.	• Health Equity, Inc.	• Oscar Health, Inc.
• Astrana Health, Inc.	• Lifestance Health Group, Inc.	• Surgery Partners, Inc.
• Evolent Health, Inc.	• Claritev Corporation (f/k/a Multiplan Corporation)	• Teladoc Health, Inc.

Korn Ferry provided an analysis of data derived from (i) members of the Peer Group and (ii) relevant compensation surveys. For 2024, the Compensation Committee used Korn Ferry’s analysis to help structure a competitive executive compensation program, position executive compensation by considering market data, and make individual compensation decisions based on comparable positions at companies with which we compete for talent. While the Compensation Committee does not establish compensation levels solely based on a review of competitive data, it believes such data is a useful guide for its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers. The Compensation Committee reviews the Peer Group periodically and makes adjustments that it deems are appropriate or necessary, for example as a result of business combinations and other changes. In 2024, the Compensation Committee did not make changes to the Peer Group other than removing Cano Health, Inc., which entered bankruptcy and went private during 2024.

26	| 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

The primary elements of our NEOs’ compensation and the main objectives of each are:

•	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income;

•	Annual Performance-Based Incentive Compensation. Annual performance bonuses promote annual performance objectives and reward executives for their contributions toward achieving those objectives; and

•

Equity Based Long-Term Incentive Compensation. Equity compensation, provided in the form of RSUs and, beginning in 2023, PSUs, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis and terms as our other employees. We also maintain severance arrangements, which aid in attracting and retaining executive talent. Each of these elements of compensation for 2024 is described further below.

Base Salary

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of our executives and evaluates the base salaries of new executive officers at the time of hire. In connection with such review, in early 2024, the Committee determined not to increase the base salaries of the NEOs in 2024 since Mr. Mehrotra received a base salary increase in 2023 in connection with his promotion to CEO, Mr. Mountcastle’s base salary was increased in 2022 with negotiation of his employment agreement and Mr. Fargis commenced employment with the Company on January 29, 2024. In addition, the Committee believed that the base salaries of our NEOs are at competitive market rates and no increases were necessary for 2024.

Following such determinations, our NEOs’ base salaries are as set forth below:

Name	2024 Base Salary ($)
Parth Mehrotra, Chief Executive Officer	600,000
David Mountcastle, Executive Vice President and Chief Financial Officer	380,000
Edward C. Fargis, Executive Vice President and General Counsel	375,000
Thomas Bartrum, Former Executive Vice President and General Counsel(1)	340,000
(1)	Mr. Bartrum served as the Company’s Executive Vice President and General Counsel until January 29, 2024 and remained employed by the Company through May 31, 2024.

Cash Incentive Compensation

We consider annual cash incentive bonuses to be an important component of our total compensation program that provide incentives necessary to motivate and retain executive officers. We maintain an annual performance-based cash bonus program in which each of our NEOs (other than Mr. Bartrum) participated in 2024. Each such NEO is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the NEO’s base salary. In fiscal 2024, our NEOs (other than Mr. Bartrum) participated in our annual cash incentive bonus program at the following target percentages of base salary:

Named Executive Officer	Target Percentage
Parth Mehrotra, Chief Executive Officer	100%
David Mountcastle, Executive Vice President and Chief Financial Officer	80%
Edward C. Fargis, Executive Vice President and General Counsel	60%

The target bonuses for Mr. Mehrotra and Mr. Mountcastle for 2024 were consistent with their target bonuses for 2023. Mr. Fargis joined the Company on January 29, 2024 and was eligible for an annual cash incentive bonus for fiscal year 2024 in accordance with the Fargis Agreement.

Our Compensation Committee, based upon the recommendation of our CEO, establishes company performance goals each year that it determines are rigorous yet achievable for management and, at the completion of the year, determines actual bonus payouts after assessing company performance against these goals. Payment of the annual performance-based bonus is generally subject to the NEO’s continued employment with us on the date such bonuses are paid.

| 2025 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

The corporate scorecard metric with respect to 2024 bonuses included a variety of financial, operational and strategic performance criteria. Bonus payouts under the corporate scorecard metric are determined using a range of threshold to maximum achievement levels, which range from 50% to 150% of target amounts (other than the “Inorganic Growth” metric, which commences payout at 110% with one new market opened and at 150% with two new markets opened). For payouts under the 2024 cash incentive bonus program, the Compensation Committee instituted a cap on the maximum achievement levels of 150% of the target amounts. As a result, payout of 2024 bonuses may not exceed 150% of target.

The following are the key metrics we used in our annual bonus program for 2024:

•

Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and bill for medical services, in both medical groups that the Company owns (“Owned Medical Groups”) and ones it does not own (“Non-Owned Medical Groups”), during that period. This includes, but is not limited to, physicians, physician assistants, and nurse practitioners.

•

Practice Collections is defined as the total collections from all practices in all markets and all sources of reimbursement, fee-for-service, value-based care (“VBC”) and others that we receive for delivering care and providing our platform and associated services. Practice Collections differ from revenue by adding collections from Non-Owned Medical Groups.

•

Attributed Lives is defined as any patient that a payer deems attributed to Privia, in both Owned and Non-Owned Medical Groups, to deliver care as part of a VBC arrangement. The number of Attributed Lives is an important measure that impacts the amount of VBC revenue we receive.

•

Adjusted EBITDA* is defined as net (loss) income excluding interest income, interest expense, minority interest expense / income, depreciation and amortization, stock-based compensation, severance, other one time or non-recurring expenses and the benefit from income taxes.

*

Adjusted EBITDA is a non-GAAP financial measure. Please see Appendix A for a reconciliation of Adjusted EBITDA to its most closely comparable financial measures calculated in accordance with GAAP. This non-GAAP financial measure is not a substitute for or superior to the comparable financial measures under GAAP.

The graphic below shows the 2024 corporate scorecard goals established by the Compensation Committee, their relative weighting, and level of achievement for each goal for 2024 as approved by the Compensation Committee.

For 2024, the Compensation Committee included a qualitative stakeholder satisfaction metric, similar to our previous ESG modifier, with a 5% weighting that is comprised of three elements: (i) employee engagement, measured through improving and maintaining our Employee Net Promoter Score; (ii) physician engagement, measured through improving and maintaining provider Net Promoter Score and (iii) individual, qualitative goals related to the Company’s ability to attract, develop and retain talent to deliver on our mission, strategy and values.

28	| 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2024 Bonus Payout Results

The Compensation Committee recognized the NEOs’ contributions towards company performance in 2024, including being awarded top workplaces accolades, improving our physician engagement scores, continuing to enhance our public company best practices, policies, and procedures, and exceeding financial metrics. The Compensation Committee awarded bonuses to each NEO (other than Mr. Bartrum) at 119% of target, consistent with the corporate scorecard achievement level.

Name	Overall Individual Assessment (% of Target)	Total Bonus Payout (Based on Corporate Scorecard Achievement)
Parth Mehrotra	119%	$714,000
David Mountcastle	119%	$361,760
Edward C. Fargis	119%	$267,750

Equity-Based Long-Term Incentive Awards

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of executives with those of our stockholders. The Compensation Committee considers Korn Ferry’s market pay analysis and internal equity considerations when determining the value of equity-based awards to grant to NEOs.

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to align the incentives of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay.

2024 Long-Term Incentive Program

In early 2024, the Compensation Committee adopted our 2024 Long-Term Incentive Program, which is a continuation of the framework adopted in early 2023 for granting long-term incentives to our executive officers and other employees.

In accordance with the framework of the 2024 Long-Term Incentive Program, our NEOs (other than Mr. Bartrum) received 60% of their 2024 annual equity award in the form of PSUs and 40% of their 2024 annual equity award in the form of RSUs. The RSUs vest in equal installments on each of the first three anniversaries of the grant date. The PSUs are eligible to vest between 0% and 200% of the target number based on the achievement of certain company-wide performance metrics over the three-year period beginning on January 1, 2024 and ending on December 31, 2026, subject to adjustment based on a total shareholder return (“TSR”) modifier, as well as the NEO’s continued service with the Company (the “Annual PSUs”). In no event will the Annual PSUs pay out at greater than 200% of the target number granted. In addition, Mr. Fargis received a sign-on equity grant on January 29, 2024 of 44,404 RSUs under the Company’s 2021 Plan, which will vest in its entirety on the third anniversary of the grant date, subject to Mr. Fargis’ continued employment with the Company.

The Annual PSUs granted to our NEOs (other than Mr. Bartrum) in 2024 are eligible to be earned 50% based on the achievement of cumulative Practice Collections and 50% based on the achievement of cumulative Adjusted EBITDA metrics (each as described above under “Cash Incentive Compensation”) over the cumulative three-year performance period ending December 31, 2026, subject to adjustment based on a total shareholder return (“TSR”) modifier. The cumulative financial metrics are based on annual targets, and the applicable targets for fiscal year 2024 were established by the Compensation Committee as follows: (a) Practice Collections – threshold of $2.45 billion, target of $2.88 billion and maximum of 3.31 billion; and (b) Adjusted EBITDA – threshold of $74.57 million, target of $87.73 million and maximum of $100.89 million. The achievement of the metrics will be determined by the Compensation Committee on a cumulative basis at the end of the three-year performance period as follows:

Vesting of Annual PSUs Subject to Practice Collections Metric
Achievement Level	Percentage of Cumulative Practice Collections Target	Vesting Percentage
Threshold	85%	50%
Target	100%	100%
Maximum	115%	200%

| 2025 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

Vesting of Annual PSUs Subject to Adjusted EBITDA Metric
Achievement Level	Percentage of Cumulative Adjusted EBITDA Target	Vesting Percentage
Threshold	75%	50%
Target	100%	100%
Maximum	125%	200%
If achievement of the Practice Collections or Adjusted EBITDA* metrics is between two levels, the Company will apply linear interpolation in order to determine the applicable vesting percentage of the Annual PSUs. The Annual PSUs will not vest if a GAAP Revenue cumulative target for 2024 and 2025 of greater than $2 billion is not achieved, regardless of the achievement of the cumulative Practice Collections and Adjusted EBITDA* metrics.
Following a determination of the number of Annual PSUs eligible to be earned based on the actual achievement of the cumulative Practice Collections and Adjusted EBITDA* metrics, the total number of Annual PSUs earned will be determined based on the application of a TSR modifier. The TSR modifier will result in an increase or decrease to the total number of earned Annual PSUs by 15% (but in no event will more than 200% of target Annual PSUs be earned) based on the Company’s TSR for the three-year performance period as compared to the TSRs of the companies comprising the Standard & Poor’s Healthcare Services Select Industry Index over the same performance period (“Relative TSR”), as follows:

Relative TSR Percentile for Performance Period	TSR Modifier
Above 75 th	+15%
25 th – 75 th	No change
Less than 25 th	-15%

*
Adjusted EBITDA is a
non-GAAP
financial measure. Please see Appendix A for a reconciliation of Adjusted EBITDA to its most closely comparable financial measures calculated in accordance with GAAP. This non-GAAP
financial measure is not a substitute for or superior to the comparable financial measures under GAAP.

2024 RSU and PSU Grants
We made the following grants of RSUs and PSUs to our NEOs (other than Mr. Bartrum) in 2024. None of the NEOs received stock options in 2024.

Name	Number of RSUs (1)	Number of Annual PSUs (2)
Parth Mehrotra	119,885	179,828
David Mountcastle	38,058	57,088
Edward C. Fargis	72,948	42,816
(1)
Represents the annual RSUs granted on March 8, 2024, and a
sign-on
award of 44,404 RSUs granted to Mr. Fargis on January 29, 2024 in connection with his appointment as Executive Vice President and General Counsel. The annual RSUs vest on each of the first three anniversaries of March 8, 2024, subject to continued service with us, and Mr. Fargis’s sign-on
RSUs vest on the third anniversary of the grant date, subject to his continued service with us.

(2)
Represents the target number of Annual PSUs granted on March 8, 2024, all of which vest between 0-200% of target based on achievement of the applicable performance goals after the conclusion of the three-year performance period, subject to continued service with us.

Equity Award Timing Policies and Practices
We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted such awards on a predetermined annual schedule. In fiscal 2024, we did not grant new awards of stock options, stock appreciation rights, or similar option-like instruments to our NEOs.
Retirement Savings, Health and Welfare Benefits
We maintain a 401(k) plan for our employees (including our NEOs), and other members of our Affiliated Service Group (as such term is defined under the Employee Retirement Income Security Act of 1974, as amended, and relevant sections of the Internal Revenue Code of 1986, as amended), who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees
.

30	| 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Employee Benefits and Perquisites

All of our full-time employees, including our NEOs, are eligible to participate in a broad array of customary health and welfare plans. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

None of our employment agreements or benefit plans provide for tax gross-up payments to our NEOs or other employees.

We do not currently provide perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Any changes to our practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

Severance and Change in Control Arrangements

We are party to employment agreements with each of our NEOs, which provide for severance benefits and payments upon certain terminations without cause or resignations for good reason. In addition, in connection with Mr. Bartrum’s no longer serving as the Company’s Executive Vice President and General Counsel, effective as of January 29, 2024, the Company entered into a transition letter agreement with him on January 25, 2024 (the “Bartrum Transition Agreement”), which provided for certain payments for the period Mr. Bartrum remained employed by the Company in a non-executive role from January 29, 2024 through May 31, 2024 (the “Transition Period”) and separation benefits and payments in connection with the termination of Mr. Bartrum’s employment, which was deemed to be a termination without cause. Our Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In addition, certain of our executives may be entitled to enhanced benefits in connection with a qualifying termination following a change in control pursuant to our equity plans, which can mitigate a potential disincentive for our executives when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2024 or, in the case of Mr. Bartrum, was paid to him pursuant to the Bartrum Transition Agreement, are set forth in “Executive Compensation Tables—Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of Executive Compensation Arrangements” and “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below.

2025 Compensation Decisions

In connection with the Committee’s annual review of base salaries of our executives, including as informed by market rates, assessments of individual performance, and the advice of the Committee’s independent compensation consultant, in early 2025, the Committee determined to increase the base salaries of the NEOs in 2025 to $650,000 for Mr. Mehrotra, $390,000 for Mr. Mountcastle, and $385,000 for Mr. Fargis. Additionally, as part of the overall compensation review for our executives, the Committee reviewed annual bonus and long-term incentive targets and determined to increase Mr. Mehrotra’s target annual bonus to 125% of his base salary and to increase the total long-term incentive target for 2025 for Mr. Mehrotra to $8,000,000.

Other Policies and Considerations

Stock Ownership Guidelines for Directors and Executive Officers

The Board established stock ownership guidelines for our non-employee directors to encourage them to maintain a meaningful ownership stake in the Company in order to ensure alignment with the stockholders that they represent and further promote the Company’s commitment to sound corporate governance. Each non-employee director is expected to own Privia Health common stock equal in value to at least five times his or her annual cash Board retainer fee (excluding any additional fees paid to directors in specific leadership roles or for committee membership). For purposes of meeting these requirements, ownership includes not only shares owned directly by the director, but also RSUs and restricted stock awarded under our long-term incentive equity plans. Compliance with the ownership level is expected to occur by the fifth anniversary of a director’s initial election to the Board. All of our directors are in compliance with the stock ownership guidelines or remain within the five-year period for fulfilling the ownership requirements.

In November 2022, the Board established stock ownership guidelines for our executive officers to encourage them to maintain a meaningful ownership stake in the Company in order to ensure alignment with the stockholders that they represent and further promote the Company’s commitment to sound corporate governance. Each executive officer is expected to own Privia Health common stock equal in value to the multiple of his or her annual base salary as set forth in the table below. For purposes of meeting these requirements, ownership includes shares owned directly or indirectly by the executive officers. Compliance with the ownership level is expected to occur by the fifth anniversary of the adoption of the guidelines, or, if later, the fifth anniversary of his or her appointment as an executive officer. All of our executive officers are either in compliance with the stock ownership guidelines or remain within the five-year period for fulfilling the ownership requirements.

Chief Executive Officer	6x annual base salary
President (if not the Chief Executive Officer)	5x annual base salary
Other Executive Officers	3x annual base salary

| 2025 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

Anti-Hedging Policy. Our Board has adopted an Insider Trading Compliance Policy. Pursuant to this policy, employees, officers and directors are prohibited from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. Directors, officers and employees are also prohibited from shorting the Company’s stock.

Anti-Pledging Policy. Our Board has adopted an Insider Trading Compliance Policy. Pursuant to this policy, employees and directors are prohibited from pledging Company securities in any circumstance, including by purchasing Company securities on margin or holding Company securities in a margin account.

Clawback Policies. Effective October 2, 2023, as required by SEC rules and in order to encourage sound financial reporting, we adopted a mandatory clawback policy applicable to all current and former officers of the Company, as defined in Rule 10D-1(d) of the Exchange Act, including our executive officers. The Company’s Policy for Recovery of Erroneously Awarded Compensation (the “Mandatory Clawback Policy”) provides that, in the event we are required to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, the Company will recover the portion of any incentive-based compensation awarded to any current or former officer that is in excess of the amount of incentive-based compensation such officer would have received based on the restatement. Such recovery is required, regardless of whether the officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement. The Mandatory Clawback Policy applies to all incentive-based compensation (including cash bonuses and equity awards) that is granted, earned or vested based wholly or in part upon the attainment of one or more financial measures. In order to further enhance individual accountability, we also adopted the Discretionary Policy for Recovery of Incentive Compensation (the “Discretionary Clawback Policy”), effective November 29, 2023, which is applicable to all of our employees, including our executive officers, and provides the Company with the ability to claw back incentive compensation (including cash bonuses and equity awards) if it is determined that an employee engaged in any misconduct or took excessive risk outside the bounds of our risk governance structure.

Section 409A. The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

Section 162(m). Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all NEOs. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

Accounting for Share-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

32	| 2025 Proxy Statement

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis section in this Proxy Statement with management. Based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Compensation Committee:

Pamela Kimmet (Chair)

Adam Boehler

David King

David Wichmann

| 2025 Proxy Statement	33

EXECUTIVE COMPENSATION TABLES

2024 Summary Compensation Table

The following table sets forth information concerning the compensation paid to our NEOs during our most recently completed fiscal years ended December 31, 2024, 2023 and 2022.

		Salary	Bonus	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)	($)	($)(5)	($)(6)	($)
Parth Mehrotra	2024	$600,000	$—	$6,869,422	$—	$714,000	$15,353	$8,198,775
Chief Executive Officer	2023	$541,667	$—	$15,886,998	$—	$630,000	$14,520	$17,073,185
	2022	$475,000	$256,025	$—	$—	$622,725	$13,512	$1,367,262
David Mountcastle	2024	$380,000	$—	$2,180,746	$—	$361,760	$15,353	$2,937,859
Executive Vice President and Chief Financial Officer	2023	$380,000	$—	$1,601,991	$—	$319,200	$14,520	$2,315,711
	2022	$340,729	$90,174	$1,338,513	$799,995	$348,726	$13,512	$2,931,649
Edward Fargis(7)	2024	$339,844	$—	$2,592,477	$—	$267,750	$15,353	$3,215,424
Executive Vice President and General Counsel
Thomas Bartrum(8)	2024	$149,394	$—	$—	$—	$—	$2,262,887	$2,412,281
Former Executive Vice President and General Counsel	2023	$340,000	$—	$1,334,993	$—	$178,500	$14,520	$1,868,013
	2022	$323,277	$49,130	$1,532,577	$—	$222,870	$13,512	$2,141,366
(1)	The amounts reflect actual base salaries earned by each named executive officer.

(2)	Amounts reflect the special discretionary bonuses paid to our NEOs in 2022 based on extraordinary individual contributions by our NEOs. No discretionary bonuses were paid to our NEOs in 2023 or 2024.

(3)

The amounts reported in this column represent the aggregate grant date fair value of RSUs and PSUs granted to our NEOs during 2024, 2023 and 2022 (as applicable), as calculated in accordance with ASC Topic 718, which for the PSUs is based on the applicable performance conditions being achieved at target level, which was determined to be the probable outcome, as of the grant date, without regard to estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSU and PSU awards are described in Note 11 to our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2024. The values of the PSUs granted to Messrs. Mehrotra, Mountcastle and Fargis in 2024 assuming they are earned at maximum level of performance are $8,243,316, $2,616,914 and $1,962,685, respectively.

(4)

The amounts reported in this column represent the aggregate grant date fair value of options granted to our NEOs during 2022, as calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the option awards are described in Note 11 to our consolidated financial statements in the Annual Report form 10-K for the year ended December 31, 2024. No options were granted to our NEOs in 2023 and 2024, and only Mr. Mountcastle was granted options in 2022.

(5)

Represents annual bonuses earned by our NEOs under our annual incentive bonus program in respect of 2024, 2023 and 2022 (paid in March 2025, 2024 and 2023, respectively), as discussed above under “Compensation Discussion and Analysis—Elements of Compensation—Cash Incentive Compensation.”

(6)

The amounts in this column represent the Company’s contributions to the Company’s 401(k) plan on behalf of each Messrs. Mehrotra, Mountcastle and Fargis. With respect to Mr. Bartrum, the amounts in this column represent (a) $12,702 in Company contributions to the Company’s 401(k) plan on behalf of Mr. Bartrum and (b) $2,250,185 in separation payments following the termination of Mr. Bartrum’s employment, of which (i) $548,497 represents a lump sum cash payment made to Mr. Bartrum equal to his annual base salary, his annual target bonus and 12 months of COBRA subsidies and (ii) $1,701,688 represents the value of accelerating Mr. Bartrum’s unvested equity awards that would otherwise have become vested pursuant to their ordinary vesting schedule within the twelve-month period following his departure.

(7)	Mr. Fargis commenced employment as our Executive Vice President and General Counsel on January 29, 2024.

(8)	Mr. Bartrum ceased serving as our Executive Vice President and General Counsel on January 29, 2024 and remained employed in a non-executive officer role through May 31, 2024.

34	| 2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards in Fiscal 2024

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2024 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($) (2)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Parth Mehrotra	N/A		$300,000	$600,000	$900,000	—	—	—	—	—
	3/8/24	(3)	—	—	—	—	—	—	119,885	$2,747,764
	3/8/24	(4)	—	—	—	89,914	179,828	359,656	—	$4,121,658
David Mountcastle	N/A		$152,000	$304,000	$456,000	—	—	—	—	—
	3/8/24	(3)	—	—	—	—	—	—	38,058	$872,289
	3/8/24	(4)	—	—	—	28,544	57,088	114,176	—	$1,308,457
Edward Fargis	N/A		$112,500	$225,000	$337,500	—	—	—	—	—
	1/29/24	(5)	—	—	—	—	—	—	44,404	956,906
	3/8/24	(3)	—	—	—	—	—	—	28,544	654,228
	3/8/24	(4)	—	—	—	21,408	42,816	85,632	—	981,343
(1)

Amounts reflect the potential target payout under our 2024 annual bonus program. Please see the description of the annual bonus program under “Compensation Discussion and Analysis—Elements of Compensation—Cash Incentive Compensation” above. The actual annual bonuses earned by our NEOs under our 2024 annual bonus program were paid in March 2025 and are reported in the “Non-Equity Incentive Plan Compensation” column of the “2024 Summary Compensation Table”.

(2)

Amounts reflect the grant date fair value in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate these values in Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)

The RSUs granted to our NEOs are scheduled to vest in three ratable annual installments on each of the first three anniversaries of the grant date, subject to the NEO’s continued service with the Company.

(4)

The Annual PSUs granted to our NEO’s will vest between 0% and 200% of the target number Annual PSUs based upon the Company’s achievement of the applicable performance metrics over the three-year performance period ending on December 31, 2026 and the NEO’s continued service with the Company. Please see the description of the Annual PSUs under “Compensation Discussion and Analysis—Elements of Compensation—Equity-Based Long-Term Incentive Awards—2024 Long-Term Incentive Program” above.

(5)	The RSUs granted to Mr. Fargis are scheduled to vest on the third anniversary of January 29, 2024, subject to Mr. Fargis’s continued service with the Company.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Summary of Executive Compensation Arrangements

We have entered into employment agreements and a transition agreement with our NEOs, the terms of which are summarized below.

Employment Agreement with Parth Mehrotra

In connection with Mr. Mehrotra’s appointment as CEO, and the increased duties and responsibilities associated with his new role, on June 23, 2023 the Company amended Mr. Mehrotra’s employment agreement, dated January 1, 2018 (as previously amended on April 1, 2020, April 16, 2021, August 10, 2022 and June 23, 2023), (collectively, the “Mehrotra Agreement”). The Company may terminate the Mehrotra Agreement at any time, with or without cause (as defined in the Mehrotra Agreement), and Mr. Mehrotra may terminate the Mehrotra Agreement upon 30 days’ written notice, or immediately in the event of a resignation with good reason (as defined in the Mehrotra Agreement).

The Mehrotra Agreement, provides for an annual base salary of $600,000 and an annual performance bonus target of 100% of annual base salary. Pursuant to the Mehrotra Agreement, in connection with Mr. Mehrotra’s appointment as CEO, Mr. Mehrotra received (i) an incremental 2023 long-term incentive program award consisting of a mix of 23,276 PSUs that vest based on the achievement of certain performance metrics over a three-year performance period beginning on January 1, 2023 and ending on December 31, 2025, and 15,517 RSUs that vest ratably over three years on the first, second and third anniversaries of May 9, 2023, which award was in addition to Mr. Mehrotra’s annual equity award under the Company’s 2023 long-term incentive program

| 2025 Proxy Statement	35

EXECUTIVE COMPENSATION TABLES

awarded in his former capacity as President and Chief Operating Officer; and (ii) an additional one-time 100% performance-based award of 232,765 PSUs that vests based on the Company’s Relative TSR over a four-year performance period from July 1, 2023 through June 30, 2027) (the “CEO Promotional PSUs”). Mr. Mehrotra is eligible for annual equity grants commensurate with the CEO level band, as determined by the Compensation Committee.

Mr. Mehrotra is also eligible to participate in our benefit plans as offered to our similarly situated executives. The Mehrotra Agreement provides that the annual base salary will be reviewed at least annually, in accordance with our procedures for the review of the compensation of the members of our senior executive team, and may not be reduced without Mr. Mehrotra’s prior written consent, except as part of an across the board reduction applies in the same percentage to the base salaries of all members of the senior executive team.

In the event that we terminate the Mehrotra Agreement without cause, or Mr. Mehrotra resigns for good reason, subject to his execution and non-revocation of a release of claims within the 60 day period following the date of such termination of his employment, he will be eligible to receive (a) an amount equal to the sum of his (i) annual base salary and (ii) annual performance bonus at target for the year of termination, payable in ratable monthly installments over 18 months, and (b) continued health benefits for 18 months.

Under the Mehrotra Agreement, Mr. Mehrotra has agreed not to compete with us during the term of his employment and for the 18-month period following termination of his employment. In addition, Mr. Mehrotra has agreed not to solicit any of our clients, employees or consultants during the 24-month restricted period following the termination of his employment for any reason.

Employment Agreement with David Mountcastle

In connection with Mr. Mountcastle’s appointment as Executive Vice President and CFO, on March 21, 2022 we entered into an employment agreement (as amended August 20, 2022, the “Mountcastle Agreement”) with Mr. Mountcastle. The Company may terminate the Mountcastle Agreement at any time, with or without cause (as defined in the Mountcastle Agreement), and Mr. Mountcastle may terminate the Mountcastle Agreement upon 30 days’ written notice, or immediately in the event of a resignation with good reason (as defined in the Mountcastle Agreement).

The Mountcastle Agreement provides for an annual base salary of $380,000, commencing on April 1, 2022 (the “Commencement Date”), subject to an annual adjustment of the annual base salary of up to 7.5% of the annual base salary for the first two years following the Commencement Date based upon the achievement of mutually agreed to metrics, and an annual performance bonus target of 70% of annual base salary, subject to an annual percentage increase of up to 10% per year based upon the achievement of mutually agreed to metrics until such time as Mr. Mountcastle’s annual cash bonus target is at 100% of annual base salary. Pursuant to the Mountcastle Agreement, in connection with Mr. Mountcastle’s appointment as Executive Vice President and CFO, on April 1, 2022 Mr. Mountcastle received a sign-on equity grant, consisting of 64,882 stock options and 48,833 RSU, each of which vest 25% annually over a 4-year period. Mr. Mountcastle is eligible for annual equity grants and compensation adjustments commensurate with the highest non-CEO level band, as determined by the Compensation Committee, starting in 2023.

Mr. Mountcastle is also eligible to participate in our benefit plans as offered to our similarly situated executives. The Mountcastle Agreement provides that the annual base salary will be reviewed at least annually, in accordance with our procedures for the review of the compensation of the members of our senior executive team, and may not be reduced without Mr. Mountcastle’s prior written consent, except as part of an across the board reduction applies in the same percentage to the base salaries of all members of the senior executive team.

In the event that we terminate the Mountcastle Agreement without cause, or Mr. Mountcastle resigns for good reason, subject to his execution and non-revocation of a release of claims within the 60 day period following the date of such termination of his employment, he will be eligible to receive a lump sum payment equal to the sum of (i) his annual base salary, (ii) his annual performance bonus at target for the year of termination and (iii) the cost of continued health benefits for 12 months. In addition, in the event that we terminate the Mountcastle Agreement without cause, or Mr. Mountcastle resigns for good reason, all of the sign-on stock options and RSUs will vest as of the date of termination.

Under the Mountcastle Agreement, Mr. Mountcastle has agreed not to compete with the Company during the term of his employment and for the 12-month period following termination of his employment. In addition, Mr. Mountcastle has agreed not to solicit any of the Company’s clients, employees or consultants during the 24-month restricted period following the termination of his employment for any reason.

Employment Agreement with Edward C. Fargis

In connection with Mr. Fargis’s appointment as Executive Vice President and General Counsel of the Company, on January 25, 2024, we entered into the Fargis Agreement with Mr. Fargis. The Company may terminate the Fargis Agreement at any time, with or without cause (as defined in the Fargis Agreement), and Mr. Fargis may terminate the Fargis Agreement upon 30 days’ written notice, or immediately in the event of a resignation with good reason (as defined in the Fargis Agreement).

36	| 2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES

The Fargis Agreement provides for an annual base salary of $375,000 and an annual performance bonus target of 60% of annual base salary. Pursuant to the Fargis Agreement, in connection with Mr. Fargis’s appointment as Executive Vice President and General Counsel, on January 29, 2024 Mr. Fargis received a sign-on equity grant, consisting of 44,404 RSUs, which will vest in its entirety on the third anniversary of the grant date. Mr. Fargis is eligible for annual equity grants and compensation adjustments commensurate with the named executive officer level band, as determined by the Compensation Committee, starting in 2024.

Mr. Fargis is also eligible to participate in our benefit plans as offered to our similarly situated executives. The Fargis Agreement provides that the annual base salary will be reviewed at least annually, in accordance with our procedures for the review of the compensation of the members of our senior executive team, and may not be reduced without Mr. Fargis’s prior written consent, except as part of an across the board reduction applies in the same percentage to the base salaries of all members of the senior executive team.

In the event that we terminate the Fargis Agreement without cause or Mr. Fargis resigns for good reason, subject to his execution and non-revocation of a release of claims within the 60-day period following the date of such termination of his employment, he will be eligible to receive a lump-sum payment equal to the sum of (i) his annual base salary, (ii) his annual performance bonus at target for the year of termination and (iii) the cost of continued health benefits for 12 months.

Under the Fargis Agreement, Mr. Fargis has agreed not to compete with the Company during the term of his employment and for the 12-month period following his termination. In addition, Mr. Fargis has agreed not to solicit any of the Company’s customers, employees, consultants or independent contractors, in each case, during the term of his employment and for the 24-month period following his termination.

All equity awards granted to our NEOs were granted under the Company’s 2021 Plan and the applicable award agreements thereunder, and vest subject to continued employment with the Company.

Transition Agreement with Thomas Bartrum

In connection with Mr. Bartrum’s transition from the role of Executive Vice President and General Counsel, effective as of January 29, 2024, the Company entered into the Bartrum Transition Agreement. Under the Bartrum Transition Agreement, Mr. Bartrum remained employed by the Company in a non-executive role during the Transition Period, during which time he assisted with the transition of his knowledge and duties to Mr. Fargis. During the Transition Period, Mr. Bartrum continued to receive his base salary and benefits. In addition, Mr. Bartrum remained eligible to receive the 2023 annual performance bonus to the extent earned based on the achievement of the applicable performance goals as determined by the Compensation Committee as that related to his performance of duties as our Executive Vice President and General Counsel during 2023. Pursuant to the Bartrum Transition Agreement, at the conclusion of the Transition Period, Mr. Bartrum’s employment with the Company was deemed by the Committee to be terminated without cause pursuant to the terms of Mr. Bartrum’s employment agreement with the Company, which was entered into on February 25, 2019 and amended on April 1, 2020, April 16, 2021 and August 10, 2022 (the “Bartrum Employment Agreement”). Accordingly following the termination of Mr. Bartrum’s employment, he received the following separation payments, which he was entitled to pursuant to the terms of the Bartrum Employment Agreement: a lump sum payment of $548,497, which equaled the sum of (a) 12 months of his 2024 base salary, (b) his target annual bonus for 2024 and (c) Company-subsidized COBRA coverage for 12 months. These separation payments were provided subject to his continued compliance with the restrictive covenants included in the Bartrum Employment Agreement and his execution and non-revocation of a release of claims. In addition, subject to the conditions described above, each of Mr. Bartrum’s equity awards that were outstanding and unvested as of immediately prior to his departure became immediately vested as to the portion of such equity awards that would otherwise have become vested pursuant to their ordinary vesting schedule within the twelve-month period following his departure, and each of Mr. Bartrum’s stock options that were outstanding and vested as of his departure (including those vested in connection with his departure) will remain exercisable until their original expiration dates. All of Mr. Bartrum’s other unvested equity awards were forfeited as of his departure. Mr. Bartrum also reaffirmed that the non- compete and non-solicitation covenants contained in The Bartrum Employment Agreement will remain in effect until May 31, 2025 and May 31, 2026, respectively.

| 2025 Proxy Statement	37

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End Table

The following table presents the outstanding equity incentive plan awards held by each NEO as of December 31, 2024:

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Parth Mehrotra	4/29/21	(4)(5)	291,654	145,827	$23.00	4/28/31
	4/29/21	(6)	—	—			32,465	$634,691
	5/9/23	(7)	—	—			49,020	$958,341
	5/9/23	(8)	—	—					110,294	$2,156,248
	7/1/23	(9)	—	—			10,345	$202,245
	7/1/23	(8)	—	—					23,276	$455,046
	7/1/23	(10)	—	—					232,765	$4,550,556
	3/8/24	(13)	—	—			119,885	$2,343,752
	3/8/24	(14)	—	—					179,828	$3,515,637
David Mountcastle	8/28/18	(11)	21,231	—	$2.00	8/27/28
	8/28/18	(2)	4,287	—	$2.00	8/27/28
	3/20/19	(3)	17,244	—	$2.00	3/19/29
	12/4/19	(3)	6,481	—	$2.00	12/3/29
	12/4/19	(2)	2,450	—	$2.00	12/3/29
	9/8/20	(3)	10,833	—	$2.00	9/7/30
	4/29/21	(4)	68,356	34,178	$23.00	4/28/31
	4/29/21	(6)	—	—			7,610	$148,776
	4/1/22	(12)	32,441	32,441	$26.73	3/31/32
	4/1/22	(12)	—	—			24,417	$477,352
	5/9/23	(7)	—	—			14,706	$287,502
	5/9/23	(8)	—	—					33,088	$646,870
	3/8/24	(13)	—	—			38,058	$744,034
	3/8/24	(14)	—	—					57,088	$1,116,070
Edward Fargis	1/29/24	(15)	—	—			44,404	$868,098
	3/8/24	(13)	—	—			28,544	$558,035
	3/8/24	(14)	—	—					$42,816	$837,053
Thomas Bartrum	12/4/19	(2)	4,287	—	$2.00	12/3/34
	9/8/20	(3)	8,333	—	$2.00	9/7/35
	4/29/21	(4)	123,041	—	$23.00	4/28/31
(1)	Amounts are calculated by multiplying the number of shares shown in the table by $19.55, the closing trading price of our common stock on December 31, 2024.

(2)

Reflects a grant of performance-based nonqualified stock options (“NQSO”) that was subject to attainment of certain performance goals in connection with a liquidity event. The performance-based NQSOs were modified effective April 29, 2021 (the date of our initial public offering) to become time-based NQSOs that vested 60% on April 29, 2021, 20% on April 29, 2022 and 20% on October 29, 2022.

(3)

Reflects a grant of both time-based and performance-based NQSOs, each of which had an exercise price of $2.00. The time-based options vested 25% on the first four anniversaries of the grant date. Full vesting of the performance-based portion of the award was subject to attainment of certain performance goals in connection with a liquidity event. The time-based options were modified effective April 29, 2021 to accelerate by one year any time-based NQSO that was not previously 100% vested. The performance-based NQSOs were modified effective April 29, 2021 to become time-based NQSOs that vested 60% at April 29, 2021, 20% on April 29, 2022 and 20% on October 29, 2022.

(4)

Reflects a grant of time-based NQSOs, each of which had an exercise price of $23.00 and vests over four years, with 1/3 vesting two years after date of grant, another 1/3 at three years from date of grant and the final 1/3 at four years from the date of grant, subject to the executive’s continued service with the Company.

(5)	Reflects NQSOs held by the Jaya Mehrotra 2021 Trust, of which Mr. Mehrotra’s spouse is the Trustee and Mr. Mehrotra’s children are the beneficiaries.

38	| 2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES

(6)

Reflects RSUs that vest over four years, with 1/3 vesting two years after date of grant, another 1/3 at three years from date of grant and the final 1/3 at four years from the date of grant, subject to the executive’s continued service with the Company.

(7)	Reflects RSUs that vest in three substantially equal annual installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued service with the Company.

(8)

Reflects Annual PSUs that become eligible to vest based on the achievement of certain cumulative Practice Collections and Adjusted EBITDA metrics over the three-year period ending December 31, 2025, the Company’s achievement of a GAAP Revenue cumulative target for 2023 and 2024 greater than $2.0 billion and Relative TSR metrics, subject to the executive’s continued service with the Company through the date that the achievement of the applicable performance goals are determined. The amounts reported are at the target level of performance.

(9)	Reflects RSUs that vest in three substantially equal annual installments on the first, second and third anniversaries of May 9, 2023, subject to the executive’s continued service with the Company.

(10)

Reflects CEO Promotional PSUs that become eligible to vest based on the achievement of certain Relative TSR metrics over the four-year period ending June 30, 2027, subject to Mr. Mehrotra’s continued service with the Company through the date that the achievement of applicable performance goals are determined. The amounts reported are at the target level of performance.

(11)

Reflects a grant of both time-based and performance-based NQSOs, each of which had an exercise price of $2.00. The time-based NQSOs vested 100% on the grant date. Full vesting of the performance-based portion of the award was subject to attainment of certain performance goals in connection with a liquidity event. The performance-based NQSOs were modified effective April 29, 2021 to become time-based NQSOs that vested 60% at April 29, 2021, 20% on April 29, 2022 and 20% on October 29, 2022.

(12)

The NQSOs and RSUs granted to Mr. Mountcastle are scheduled to vest in four ratable annual installments on each of the first four anniversaries of the grant date, subject to Mr. Mountcastle’s continued service with us.

(13)	Reflects RSUs that vest in three substantially equal annual installments on the first, second and third anniversaries of March 8, 2024, subject to the executive’s continued service with the Company.

(14)

Reflects Annual PSUs that become eligible to vest based on the achievement of certain cumulative Practice Collections and Adjusted EBITDA metrics over the three-year period ending December 31, 2026, the Company’s achievement of a GAAP Revenue cumulative target for 2024 and 2025 greater than $2.0 billion and Relative TSR metrics, subject to the executive’s continued service with the Company through the date that the achievement of the applicable performance goals are determined. The amounts reported are at the target level of performance.

(15)	Reflects RSUs that vest in single installment on the third anniversary of the grant date, subject to the executive’s continued service with the Company.

Options Exercised and Stock Vested in Fiscal 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting(2) ($)
Parth Mehrotra	252,477	$4,146,515	62,144	$1,140,583
David Mountcastle	—	$—	27,168	$506,520
Edward C. Fargis	—	$—	—	$—
Thomas Bartrum(3)	99,600	$1,871,388	94,479	$1,982,433
(1)	Amounts are calculated by multiplying the number of shares as to which the option was exercised by the market price of the shares on the exercise date, net of the exercise price.

(2)	Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.

(3)

The number of shares acquired on vesting for Mr. Bartrum includes the equity awards that accelerated vesting in connection with the termination of his employment, as described in “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of Executive Compensation Arrangements—Transition Agreement with Thomas Bartrum” above. All of Mr. Bartrum’s other unvested equity awards were forfeited as of his departure.

Potential Payments Upon Termination or Change in Control

Executive Employment and Transition Agreements

We are party to employment agreements with each of our NEOs (other than Mr. Bartrum), each of which provides for separation benefits upon a termination of the NEO’s employment without cause or if the NEO resigns for good reason (each as defined in the applicable agreement). The separation benefits payable under the Mehrotra Agreement, Mountcastle Agreement, and the Fargis Agreement, each as in effect on December 31, 2024, are described in detail under “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of Executive Compensation Arrangements” above. At the conclusion of the Transition Period, Mr. Bartrum received separation payments pursuant to the Bartrum Transition Agreement which are described in detail under “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of Executive Compensation Arrangements—Transition Agreement with Thomas Bartrum” above

All severance and benefits under the NEO’s agreements are subject to the NEO’s execution of a release of claims against us and continued compliance with certain restrictive covenants.

| 2025 Proxy Statement	39

EXECUTIVE COMPENSATION TABLES

Equity Acceleration

Pursuant to our 2021 Plan and the applicable equity award agreements thereunder, in the event of a change in control of the Company, (i) where outstanding equity awards held by an executive are not assumed, converted or replaced in connection therewith, or (ii) following which the executive’s employment is terminated by the Company without cause or by the executive for good reason, (x) any outstanding stock options and RSUs held by the executive will vest in full and (y) any Annual PSUs held by the executive will vest pro rata, based on the period beginning on the first day of the performance period and ending on the next anniversary of the grant date following the change in control or termination (as applicable) and subject to achievement of performance goals as of the change in control or termination (as applicable). Pursuant to the CEO Promotional PSU award agreement, in the event of a change in control of the Company, the performance period will be shortened to end on the date of the change in control, and a number of PSUs will vest based on the achievement of the Relative TSR metric determined as of the date of the change in control (which number may be prorated in the Compensation Committee’s discretion).

In addition, pursuant to the award agreements entered into by our executives under the 2021 Plan, in the event the executive’s employment is terminated by the Company without cause or by the executive for good reason, (i) with respect to options and RSUs, the portion of the option or RSU award that would have vested within twelve months following such executive’s termination date will accelerate and vest, (ii) with respect to Annual PSUs granted more than one year prior to such termination, a prorated portion of the PSUs will vest based on the period beginning on the first day of the performance period and ending on the date of termination and subject to achievement of performance goals as of the termination and (iii) with respect to the CEO Promotional PSUs granted more than one year prior to such termination, a prorated portion of the CEO Promotional PSUs will remain eligible to vest based on the period beginning in the first day of the performance period and ending on the date of termination and subject to achievement of performance goals at the end of the four-year performance period.

Pursuant to the Mountcastle Agreement, in the event Mr. Mountcastle’s employment is terminated by us without cause or he resigns for good reason, the remaining unvested restricted stock units and options he received pursuant to his sign-on equity award on April 1, 2022 will vest.

Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs who were in active employment with us as of December 31, 2024, upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2024. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($) (1)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)	Termination due to end of a renewal term ($)
Parth Mehrotra	Cash(2)	$1,800,000	$—	$1,800,000	N/A
	Equity Acceleration (3)	1,996,211	17,667,433	17,667,433	N/A
	Continued Healthcare(4)	58,650	—	58,650	N/A
	Total	$3,854,861	$17,667,433	$19,526,083	$—
David Mountcastle	Cash(5)	$684,000	$—	$684,000	N/A
	Equity Acceleration (3)	779,185	4,723,006	4,723,006	N/A
	Continued Healthcare(6)	31,675	—	31,675	N/A
	Total	$1,494,860	$4,723,006	$5,438,681	$—
Edward C. Fargis	Cash(5)	$600,000	$—	$600,000	N/A
	Equity Acceleration (3)	185,999	2,263,186	2,263,186	N/A
	Continued Healthcare(6)	31,675	—	31,675	N/A
	Total	$817,674	$2,263,186	$2,894,861	$—
(1)	Assumes awards are not assumed or substituted in connection with the change in control.

(2)	Represents 150% of the sum of Mr. Mehrotra’s (i) annual base salary and (ii) target annual bonus for 2024.

40	| 2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES

(3)

With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $19.55, the closing trading price of our common stock on December 31, 2024 and (ii) subtracting the exercise price for the options. With respect to RSUs and PSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs and PSUs by $19.55, the closing trading price of our common stock on December 31, 2024. The number of PSUs was determined as if the applicable performance metrics were achieved at 100% of target as of the date of the applicable change in control or termination of service.

(4)	Represents 18 months continuation of COBRA premiums.

(5)	Represents 100% of the sum of the NEO’s (i) annual base salary and (ii) target annual bonus for 2024.

(6)	Represents an amount equal to 12 months continuation of COBRA premiums.

As described above, on May 31, 2024 Mr. Bartrum’s employment with the Company was deemed to be terminated without cause. In accordance with the terms of the Bartrum Employment Agreement and the Bartrum Transition Agreement, Mr. Bartrum received a lump sum payment of $548,497, which equaled the sum of: (a) 12 months of his 2024 base salary, (b) his target annual bonus for 2024 and (c) Company-subsidized COBRA coverage for 12 months. In addition, each of Mr. Bartrum’s equity awards that were outstanding and unvested as of immediately prior to his departure became immediately vested as to the portion of such equity awards that would otherwise have become vested pursuant to their ordinary vesting schedule within the twelve-month period following his departure, and each of Mr. Bartrum’s stock options that were outstanding and vested as of his departure (including those vested in connection with his departure) will remain exercisable until their original expiration dates. All of Mr. Bartrum’s other unvested equity awards were forfeited as of his departure. Mr. Bartrum reaffirmed that the non-compete and non-solicitation covenants contained in the Bartrum Employment Agreement will remain in effect until May 31, 2025 and May 31, 2026, respectively.

Mr. Bartrum’s separation payments and benefits were subject to his continued compliance with the restrictive covenants included in the Bartrum Employment Agreement and his execution and non-revocation of a release of claims at the conclusion of the Transition Period.

Compensation Risk Assessment

We have assessed our compensation programs for all employees and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage inappropriate risk taking and are compatible with effective internal controls and our risk management practices.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

CEO Pay Ratio

We are required by SEC rules and regulations to disclose the annual total compensation for our CEO and an estimate of the median annual total compensation for our worldwide employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee.

For the year ended December 31, 2024:

•	The annual total compensation for our CEO, Mr. Mehrotra, was $8,198,775 as reported in the “Total” column of the Summary Compensation Table.

•	The annual total compensation for our median employee was $82,875, calculated in accordance with the rules applicable to the Summary Compensation Table.

For the year ended December 31, 2024, the annual total compensation for our CEO was approximately 99 times that of our median employee.

For purposes of identifying our median employee, we used our total employee population as of December 31, 2024. We used the sum of base salary, annual bonus, grant date value of equity awards and sum of other bonuses, and overtime as applicable for the 12-month period ending December 31, 2024 as our compensation measure that we consistently applied to all employees.

| 2025 Proxy Statement	41

Pay Versus Performance Table
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years (“FYs”) ended December 31, 2024, 2023, 2022 and 2021, and our financial performance for each such FY. The Company became a reporting company in April 2021.

							Value of Initial Fixed $100 Investment Based on:

Fiscal Year	Summary Compensation Table Total for PEO (Current) ($) (1)	Compensation Actually Paid to PEO (Current) ($) (2)	Summary Compensation Table Total for PEO (Former) ($) (1)	Compensation Actually Paid to PEO (Former) ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)	Total Shareholder Return ($) (3)	Peer Group Total Shareholder Return ($) (3)	Net Income ($ in millions)	Adjusted EBITDA ($ in millions) (4)

2024	$8,198,775	$2,921,701	N/A	N/A	$2,855,188	$1,835,082	$56.26	$77.85	$14.40	$90.50

2023	$17,073,185	$15,769,393	$679,520	$2,593,632	$2,091,862	$2,338,615	$66.27	$78.53	$21.00	$72.20

2022	N/A	N/A	$1,663,512	$3,437,341	$2,761,965	$1,624,410	$65.35	$73.70	$(12.10)	$60.90

2021 (5)	N/A	N/A	$103,637,801	$158,104,544	$30,948,917	$41,167,621	$74.45	$92.63	$(190.60)	$41.40
(1)
Parth Mehrotra was the sole Principal Executive Officer (“PEO”) during our 2024 FY. The Company had two PEOs during the 2023 FY: Mr. Mehrotra (our current CEO) and Shawn Morris (our former CEO). Mr. Morris was the sole PEO during our 2022 and 2021 FYs. Our
Non-PEO
NEOs for each relevant FY are as follows:

FY	Non-PEO NEOs

2024	David Mountcastle, Edward Fargis and Thomas Bartrum

2023	David Mountcastle and Thomas Bartrum

2022	David Mountcastle, Parth Mehrotra, Thomas Bartrum and Jeff Sherman

2021	Parth Mehrotra and Thomas Bartrum
(2)
Amounts represent compensation actually paid to our PEOs for each of the FYs shown, and the average compensation actually paid to our remaining
Non-PEO
NEOs for the relevant FY, as determined under SEC rules. Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable FY, as adjusted as follows:

	2021		2022		2023			2024

Adjustments	PEO (Former)	Average Non-PEO NEOs	PEO (Former)	Average Non-PEO NEOs	PEO (Current)	PEO (Former)	Average Non-PEO NEOs	PEO (Current)	Average Non-PEO NEOs

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(102,174,732)	$(30,073,348)	$—	$(2,032,188)	$(15,886,998)	$—	$(1,468,492)	$(6,869,422)	$(1,591,075)

Increase based on ASC Topic 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$9,657,228	$4,949,322	$—	$799,574	$13,051,914	$—	$1,190,262	$5,999,655	$1,400,405

Increase based on ASC Topic 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$—	$—	$—	$—	$—	$—	$—	$—	$—

Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC Topic 718 Fair Value from Prior FY End to Applicable FY End	$42,803,798	$12,203,146	$(1,220,073)	$(374,456)	$467,452	$584,315	$174,872	$(3,640,600)	$(181,728)

Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC Topic 718 Fair Value from Prior FY End to Vesting Date	$104,181,449	$23,139,584	$2,993,902	$469,515	$1,063,840	$1,329,796	$350,111	$(766,707)	$(381,093)

42	| 2025 Proxy Statement

	2021		2022		2023			2024

Adjustments	PEO (Former)	Average Non-PEO NEOs	PEO (Former)	Average Non-PEO NEOs	PEO (Current)	PEO (Former)	Average Non-PEO NEOs	PEO (Current)	Average Non-PEO NEOs

Deduction of ASC Topic 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$—	$—	$—	$—	$—	$—	$—	$—	$(266,615)

TOTAL ADJUSTMENTS	$54,467,743	$10,218,704	$1,773,829	$(1,137,555)	$(1,303,792)	$1,914,112	$246,753	$(5,277,074)	$(1,020,106)

The fair value valuation adjustments outlined above to calculate the compensation actually paid did not include assumptions that materially differed from those used in the Company’s grant date fair value calculations.

(3)
We use the Nasdaq Health Care Index (the “Health Care Index”) as the peer group for presenting a comparison of total shareholder return (“TSR”) in the table above and graphs below. Amounts in this column represent cumulative TSR of the Health Care Index for the period beginning April 29, 2021 through the end of the relevant fiscal year.

(4)
Adjusted EBITDA is a
non-GAAP
measure. Adjusted EBITDA is defined as net income (loss) excluding interest income, interest expense, non-controlling
interest expense / income, depreciation and amortization, stock-based compensation, severance, other one time or non-recurring
expenses, employer taxes on equity vesting/exercises and the provision for (benefit from) income taxes. Please see Appendix A for a reconciliation of Adjusted EBITDA to its most closely comparable financial measure calculated in accordance with GAAP. The Company selected Adjusted EBITDA as the Company-Selected Measure due to it being an important financial performance measure that helps link compensation actually paid to the Company’s NEOs to the Company’s performance for the most recently completed fiscal year. Specifically, Adjusted EBITDA is used to evaluate performance under our annual bonus program’s corporate scorecard, a short-term cash incentive plan that is funded based on the Company’s achievement of Adjusted EBITDA, as well as several other Company performance goals.

(5)
As previously disclosed, in connection with our initial public offering, outstanding performance-based options held by our employees were converted to time-based options. As a result of this modification, our NEOs’ 2021 compensation for purposes of Summary Compensation Table reporting was significantly impacted. We do not consider our NEOs’ total compensation for 2021 representative of what our NEOs will receive as compensation going forward, as the modification of the performance-based options was a one-time
occurrence in connection with our initial public offering. In addition, we believe that our net loss in FY 2021 was not representative of our performance in that fiscal year since it reflects one-time,
non-cash
charges related to the modification of the
options
.

| 2025 Proxy Statement	43

Relationship Between Compensation Actually Paid and the Financial Performance Measures included in Pay Versus Performance Table
Compensation actually paid to Mr. Mehrotra decreased over the prior year, and compensation actually paid to our then-current PEO decreased between 2021 and 2022, but increased between 2022 and 2023 due to the PEO transition that occurred in July 2023. Similarly, average compensation actually paid to our
Non-PEO
NEOs decreased between 2021 and 2022, but slightly increased between 2022 and 2023, before decreasing again between 2023 and 2024. These results generally align with our TSR, which decreased between the period beginning April 29, 2021 (the date of our initial public offering) through the end of 2022 but slightly increased between 2022 and 2023, before decreasing again between 2023 and 2024. This trajectory also aligns with that of the Health Care Index TSR, which also decreased between the date of our initial public offering through the end of 2022 and then increased between 2022 and 2023, before decreasing again between 2023 and 2024. As indicated by the compensation actually paid to Mr. Mehrotra, we do not consider the compensation actually paid to Mr. Morris or Mr. Mehrotra in 2023 representative of the compensation we expect to pay our PEO in future years due to the PEO transition that occurred in July 2023. Approximately 50% of the compensation actually paid to Mr. Mehrotra in 2023 relates to a one-time
100% performance-based CEO Promotional PSU award, which was designed to further align his compensation with the interests of the Company’s stockholders and will only vest upon the achievement of applicable performance goals and his continued employment. In addition, we note that our NEOs’ (including our PEO’s) total compensation for 2021 included amounts related to a one-time
modification to previously granted stock options made in connection with our initial public offering, and we do not consider it to be representative of our NEOs’ future compensation.
Our net income increased over the prior year in each of 2022 and 2023, before decreasing between 2023 and 2024, which decrease is primarily attributable to the increase in stock-based compensation expense during the year ended December 31, 2024 when compared to the same period in 2023, and is consistent with the, decrease in the compensation actually paid to our PEO and
Non-PEO
NEOs between 2023 and 2024. Our Adjusted EBITDA increased over the prior year in each of 2022, 2023 and 2024 and the increase in the compensation actually paid to our
Non-PEO
NEOs from 2022 to 2023 aligned with our increased performance in our key performance metric. As mentioned above, due to modifications related to our equity awards in relation to our initial public offering, we do not consider our net income results or compensation actually paid in 2021 to be indicative of our performance or the compensation paid to our NEOs. We note, that despite there being an increase in our Adjusted EBITDA from 2021 to 2022 and from 2023 to 2024, neither our PEO nor our
Non-PEO
NEOs (as a group) had an increase in compensation actually paid from 2021 to 2022 or from 2023 to 2024.
Pay Versus Performance Tabular List
We believe the following key metrics represent the most important financial and operating performance measures used by us to link company performance to compensation actually paid to our NEOs for the fiscal year ended December 31, 2024:

•	Practice Collections;

•	Care Margin;

•	Implemented Providers;

•	Attributed Lives; and

•	Adjusted EBITDA*.

*
Adjusted EBITDA is a
non-GAAP
financial measure. Please see Appendix A for a reconciliation of Adjusted EBITDA to its most closely comparable financial measures calculated in accordance with GAAP. This non-GAAP
financial measure is not a substitute for or superior to the comparable financial measures under GAAP.

44	| 2025 Proxy Statement

DIRECTOR COMPENSATION

The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors during the year ended December 31, 2024. Mr. Mehrotra does not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Adam Boehler (2)	$—	$—	$—
Nancy Cocozza (3)	$75,000	$182,879	$257,879
Pamela Kimmet (4)	$95,000	$182,879	$277,879
David King (5)	$145,000	$182,879	$327,879
Patricia Maryland (6)	$92,500	$182,879	$275,379
Thomas McCarthy (7)	$100,000	$182,879	$282,879
Shawn Morris (8)	$75,000	$—	$75,000
Jaewon Ryu (9)	$75,000	$182,879	$257,879
Bill Sullivan (10)	$37,706	$—	$37,706
David Wichmann (11)	$75,000	$182,879	$257,879
(1)

The amounts reported in this column represent the aggregate grant date fair value of RSUs granted to our non-employee directors in 2024, as calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of RSUs are described in Note 11 to our consolidated financial statements in the Annual Report form 10-K for the year ended December 31, 2024.

(2)	Mr. Boehler has waived receipt of his cash and equity compensation under the Company’s Non-Employee Director Compensation Program. Mr. Boehler is not standing for re-election at the Annual Meeting.

(3)	As of December 31, 2024, Mrs. Cocozza held 11,124 unvested RSUs.

(4)	As of December 31, 2024, Mrs. Kimmet held 11,124 unvested RSUs.

(5)	As of December 31, 2024, Mr. King held 11,124 unvested RSUs.

(6)	As of December 31, 2024, Mrs. Maryland held 11,124 unvested RSUs.

(7)	As of December 31, 2024, Mr. McCarthy held 11,124 unvested RSUs.

(8)

As of December 31, 2024, Mr. Morris held 4,592,816 stock options, of which 497,949 are held by Emerald Family, LLC, which is affiliated with Mr. Morris, and 40,581 unvested RSUs. For so long as Mr. Morris holds unvested equity awards granted to him during his employment with the Company, he will not be eligible to receive (and has waived any right to receive) any additional equity compensation from the Company under its Non-Employee Director Compensation Program. Mr. Morris’s remaining unvested equity awards are scheduled to vest in April 2025, following which he will be eligible to receive equity compensation under the Non-Employee Director Compensation Program under the same terms and conditions applicable to other non-employee directors.

(9)	As of December 31, 2024, Dr. Ryu held 11,124 unvested RSUs.

(10)	Mr. Sullivan resigned from the Board effective July 1, 2024 and forfeited his unvested RSUs.

(11)	As of December 31, 2024, Mr. Wichmann held 11,124 unvested RSUs.

Non-Employee Director Compensation

In 2024, in consultation with Korn Ferry, the Board reviewed director compensation arrangements at our peer companies and determined not to make any changes to our Non-Employee Director Compensation Program.

Pursuant to the Non-Employee Director Compensation Program, all non-employee directors receive an annual retainer of $75,000. In addition, the Chair of the Board receives an annual cash retainer of $55,000, and the chairs of our committees receive the following annual retainers: Chair of the Audit Committee, $25,000; Chair of the Compliance Committee—$17,500; Chair of the Compensation Committee—$20,000; and Chair of the Nominating and Corporate Governance Committee—$15,000. Each non-employee director receives an annual grant of RSUs under our long-term incentive plan covering an amount of shares of the Company’s common stock equal to $200,000 divided, by the 30 day trailing average stock price of the Company’s common stock the date of grant.

Additionally, each non-employee director who is appointed or elected to the Board will automatically receive an initial RSU award covering an amount of shares of the Company’s common stock equal to the product of (i) $200,000 and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting immediately preceding such non-employee director’s start date and ending on such non-employee director’s start date and the denominator of which is 365 (with the number of shares of common stock underlying such award determined based on dividing such value by the 30 day trailing average stock price of the Company’s common stock the date of grant) (which, for the avoidance of doubt, is in lieu of an annual equity award for the year of such director’s appointment or election).

| 2025 Proxy Statement	45

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	11,773,499 (2)	$10.03	6,464,014 (3)
Equity compensation plans not approved by security holders	None	None	None
Total	11,773,499	$10.03	6,464,014
(1)	Includes the following plans: our PH Group Holdings Corp. Stock Option Plan (the “2018 Plan”), 2021 Plan and the Privia Health Group Inc. Employee Stock Purchase Plan (the “ESPP”).

(2)

As of December 31, 2024, a total of 3,844,510 shares of our common stock have been reserved for issuance pursuant to outstanding options awarded under the 2018 Plan and the 2021 Plan and 7,928,989 shares have been reserved for issuance pursuant to restricted stock units and performance stock units awarded under the 2021 Plan.

(3)

As of December 31, 2024, a total of 5,436,156 shares of our common stock have been reserved for future issuance under the 2021 Plan and a total of 1,027,858 shares of our common stock have been reserved for issuance pursuant to the ESPP. The 2021 Plan also provides for an automatic increase on the first day of each fiscal year following the effective date of the 2021 Plan by an amount equal to the lesser of (i) 5% of the outstanding shares on December 31 of the immediately preceding fiscal year or (ii) such number of shares as determined by our Compensation Committee in its discretion. In late 2024, the Compensation Committee determined to allow the annual 5% increase for 2025 to take effect, so that the number of shares available under the 2021 Plan increased by 6,015,467 shares (or 5% of the outstanding shares as of December 31, 2024), such that a total of 11,451,623 shares of our common stock were reserved for future issuance under the 2021 Plan as of January 1, 2025. The ESPP provides the number of shares reserved and available for issuance pursuant to the ESPP may increase each January 1, beginning on January 1, 2022, by 1% of the outstanding shares of our common stock on the immediately preceding December 31 or such lesser number determined by our Compensation Committee. The Compensation Committee determined not to increase the number of shares of our common stock reserved for future issuance under the ESPP for 2025. The Company no longer makes grants under the 2018 Plan and no shares of common stock are reserved for future issuance thereunder.

46	| 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors, Executive Officers and Certain Other Beneficial Owners

The following table provides summary information regarding beneficial ownership of our common stock as of March 1, 2025, for:

•	Each person or group who beneficially owns more than 5% of our common stock;

•	Each of the NEOs;

•	Each of the directors and nominees to become a director; and

•	All of the directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information on beneficial ownership in the table is based upon the Company’s records and the most recent Form 3, Form 4, Schedule 13D or Schedule 13G filed by each such person or entity. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise noted, the address for each director and executive officer is c/o Privia Health Group, Inc., 950 N. Glebe Rd., Suite 700 Arlington, VA 22203.

Name of beneficial owner	Number	Percent
5% Stockholders
FMR LLC(1)	17,934,743	15.0%
BlackRock, Inc.(2)	17,124,181	14.5%
Vanguard Group(3)	11,933,031	10.0%
Durable Capital Partners(4)	11,109,588	9.3%
Named executive officers and directors
Thomas Bartrum(5)	135,661	*
Adam Boehler(6)	5,773,522	4.8%
Edward C. Fargis(7)	9,514	*
David King	22,792	*
David Mountcastle(8)	327,855	*
David Wichmann(9)	1,321,529	1.1%
Jaewon Ryu	19,127	*
Nancy Cocozza	14,831	*
Pamela Kimmet	6,189	*
Parth Mehrotra(10)	663,299	*
Patricia Maryland	22,792	*
Shawn Morris(11)	4,727,983	3.8%
Thomas McCarthy(12)	41,487	*
All executive officers, directors and director nominees as a group (13 persons)	13,086,581	10.7%

*	Denotes less than 1.0% of beneficial ownership.
(1)

Based solely on a review of Schedule 13G/A filed by FMR, LLC on November 12, 2024 and information provided by the stockholder disclosing that FMR LLC in its capacity as a parent holding company had sole voting and dispositive power as to 17,934,743 shares of common stock. The address of FMR, LLC is 245 Summer Street, Boston, Massachusetts 02210.

(2)

Based solely on a review of Schedule 13G/A filed by BlackRock, Inc. on January 23, 2024 and information provided by the stockholder disclosing that BlackRock, Inc. in its capacity as a parent holding company or control person had sole voting power as to 16,844,317 shares of common stock and sole dispositive power as to 17,124,181 shares of common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)

Based on a Schedule 13G/A filed by the Vanguard Group on July 10, 2024 and information provided by the stockholder disclosing that the Vanguard Group in its capacity as investment adviser had shared voting power as to 185,026 shares of common stock, sole dispositive power as to 11,635,956 shares of common stock; and shared dispositive power as to 297,075 shares of common stock. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Based solely on a review of Schedule 13G/A filed by Durable Capital Partners LP on November 14, 2024 and information provided by the stockholder disclosing that Durable Capital Partners in its capacity as investment adviser had sole voting and dispositive power as to 11,109,588 shares of common stock. The address of Durable Capital Partners LP is 4747 Bethesda Avenue, Suite 1002, Bethesda, Maryland 20814.

| 2025 Proxy Statement	47

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(5)	Includes as of May 31, 2024, the last day of Mr. Bartrum’s employment with the Company 135,661 shares of common stock.
(6)

Includes 5,773,522 shares of common stock held by Puma Growth Holdings, LLC, with which Mr. Boehler is affiliated, but with respect to which he otherwise disclaims beneficial ownership. Mr. Boehler is not standing for re-election at the Annual Meeting.

(7)	Includes 9,514 shares of common stock underlying RSUs scheduled to vest within 60 days of March 1, 2025.
(8)

Includes (i) 81,631 shares of common stock, 8,695 of which are held by Mr. Mountcastle’s spouse, (ii) 41,198 shares of common stock underlying stock options exercisable within 60 days of March 1, 2025 and (iii) 213,721 shares of common stock underlying RSUs scheduled to vest within 60 days of March 1, 2025.

(9)	Includes (i) 1,315,340 shares of common stock, all of which are held by Jory Capital, LLC, with which Mr. Wichmann is affiliated but with respect to which he otherwise disclaims beneficial ownership.
(10)

Includes (i) 437,481 shares of common stock underlying stock options exercisable within 60 days of March 1, 2025 held by the Jaya Mehrotra 2021 Trust, of which Mr. Mehrotra’s spouse is the Trustee and Mr. Mehrotra’s children are beneficiaries, and (ii) 72,427 shares of common stock underlying RSUs scheduled to vest within 60 days of March 1, 2025.

(11)

Includes (i) 12,487 shares of common stock held by Emerald Family, LLC, with which Mr. Morris is affiliated, but with respect to which he otherwise disclaims beneficial ownership, (ii) 11,998 shares of common stock held by a family trust, of which Mr. Morris and his children are beneficiaries, (iii) 4,592,816 shares of common stock underlying stock options exercisable within 60 days of March 1, 2025, 253,954 of which are held by Emerald Family, LLC, with which Mr. Morris is affiliated, but with respect to which he otherwise disclaims beneficial ownership, and of which 243,995 are held by a family trust, of which Mr. Morris and his children are beneficiaries, and (iii) 40,581 shares of common stock underlying RSUs scheduled to vest within 60 days of March 1, 2025.

(12)	Includes 41,487 shares of common stock held by Mr. McCarthy’s family trust.

48	| 2025 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year or currently proposed, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors or, executive officers (or any of their immediate family members) or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Compensation of Directors” and “Executive Compensation.”

Registration Rights

Prior to the consummation of our initial public offering, we entered into a registration rights agreement with certain indirect beneficial owners of greater than 1% of our common stock, including the former lead investors, Bill Sullivan, Shawn Morris and Parth Mehrotra, among others (the “Registration Rights Agreement”). The registration rights agreement was amended in November 2021 to add Thomas Bartrum and David Mountcastle as parties. Pursuant to the Registration Rights Agreement, certain holders of shares of our common stock (or shares underlying options to purchase common stock) or their transferees are entitled to demand registration and piggyback registration rights with respect to the registration of such shares for public resale under the Securities Act. If exercised, these registration rights would enable holders to transfer these shares without restriction under the Securities Act when the applicable registration statement is declared effective.

The Registration Rights Agreement provides that we will pay all registration expenses in connection with effecting any demand registration. The Registration Rights Agreement contains customary indemnification and contribution provisions.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the General Corporation Law of the State of Delaware. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.

Our Policy Regarding Related Person Transactions

We have adopted a written policy with respect to the reporting, review and approval of related party transactions. Under our Related Person Transaction Policy, every director, director nominee and executive officer is required to promptly notify our Chief Compliance Officer of any transaction that may be a related party transaction. Our Audit Committee is responsible for reviewing and approving related party transactions.

In the course of its review and approval of related party transactions, our Audit Committee will consider all relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•	the commercial reasonableness of the terms of the transaction;

•	the absence or presence of a perceived benefit to the Company;

•	the opportunity costs of alternate transactions;

•	the materiality and character of the related party’s direct or indirect interest in the transaction; and

•	the actual or apparent conflict of interest of the related party.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, the best interests of the Company and those of our stockholders. The Audit Committee may direct that a related party transaction will not be entered into, or will not be continued. The Audit Committee is also responsible for reviewing previously approved related party transactions on an annual basis using the criteria above.

| 2025 Proxy Statement	49

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers, directors, and persons who own more than 10% of our common stock file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2024, all Section 16(a) filing requirements were satisfied on a timely basis, except that three late Forms 4 were filed on March 15, 2024 for annual RSU grants made to Parth Mehrotra, David Mountcastle and Edward C. Fargis on March 8, 2024, as a result of human error related to personnel changes, and an amended Form 3 for Adam Boehler filed on May 23, 2024 to correct the number of shares held by Puma Growth Holdings, LLC, which were inadvertently overstated in the initial filing on July 10, 2023 due to a clerical error.

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 950 N. Glebe Rd., Suite 700, Arlington, VA 22308. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 5, 2025. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our General Counsel.

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2026 Annual Meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Secretary at our principal executive offices not later than the close of business on January 21, 2026 and not before the opening of business on December 23, 2025. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2026 Annual Meeting of stockholders.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.

Internet Availability of Proxy Materials

We are using the “notice only” proxy rules adopted by the SEC to furnish proxy materials to stockholders using the Internet. This allows us to expedite stockholders’ receipt of proxy materials and reduces costs by delivering to stockholders a Notice of Internet Availability of Proxy Materials and providing online access to our proxy materials.

Under the notice only option, a company must post all proxy materials on a publicly-accessible website. Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Materials.” The notice includes, among other things:

•	information regarding the date and time of the 2025 Annual Meeting of Stockholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of paper products. As stated above, in connection with our Annual Meeting, we have elected to use the notice only option. Accordingly, you will not receive all proxy materials by mail. These proxy materials include the notice relating to the Annual Meeting, proxy statement, proxy card and our Annual Report on Form 10-K, which are available at www.proxydocs.com/PRVA. We agree to deliver promptly, upon written or oral request, paper copies of the proxy materials to any stockholder. If you prefer to receive paper copies of the proxy materials, contact (866) 648-8133 or www.investorelections.com/PRVA.

50	| 2025 Proxy Statement

OTHER MATTERS

Householding of Annual Meeting Materials

The SEC’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or set of proxy materials, for those stockholders that received a paper copy of proxy materials in the mail, to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials or set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials or proxy materials, contact (866) 648-8133 or www.investorelections.com/PRVA.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of a future Notice of Internet Availability of Proxy Materials or proxy materials for your household, please contact (866) 648-8133 or www.investorelections.com/PRVA.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and email by directors, officers and other employees of Privia Health who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2025 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

2024 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2024 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our Annual Report and this proxy statement are posted on our website at www.ir.priviahealth.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, Privia Health Group, Inc., 950 N. Glebe Rd., Suite 700 Arlington, VA 22203.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in our online proxy materials or the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed in your Notice of Internet Availability of Proxy Materials or voting instruction forms or, if applicable, execute and return, at your earliest convenience, the enclosed proxy card.

| 2025 Proxy Statement	51

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these materials?

The Board is providing these proxy materials to you in connection with the Annual Meeting, which will take place on May 21, 2025. The Board is soliciting proxies to be used at the Annual Meeting. These proxy materials were first made available on the Internet on or about April 4, 2025 to all stockholders entitled to vote at the Annual Meeting.

What is the purpose of the Annual Meeting?

For stockholders to vote on the following proposals:

1.	The election of the nominees listed in this proxy statement as Class III directors to serve until our 2028 annual meeting and until their respective successors have been duly elected and qualified.

2.	The approval, on an advisory (non-binding) basis, of the compensation of our Named Executive Officers as disclosed in these proxy materials.

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

4.	To transact such other business as may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote on these proposals?

Our Board recommends a vote:

•	“FOR” the election of each of the nominees listed in this proxy statement as Class III directors to serve until our 2028 annual meeting.

•	“FOR” the approval on an advisory (non-binding) basis, of the compensation of our NEOs.

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

The Board knows of no other business that will be presented at the Annual Meeting, but if such other business shall properly come before the Annual Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on March 24, 2025, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 121,313,431 shares of our common stock issued and outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.

Stockholders of Record. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, vote live at the Annual Meeting, or vote by proxy through the Internet or by telephone. Throughout this proxy statement, we refer to these stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and your broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you should follow your broker’s procedures for obtaining a legal proxy if you wish to vote your shares of our common stock live at the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How can I vote my shares?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at www.proxydocs.com/PRVA, 24 hours a day, seven days a week, until 11:00 a.m. Eastern Time on May 21, 2025 (have your Notice or proxy card in hand when you visit the website);

52	| 2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

•	by toll-free telephone at (844) 357-8239, until 11:00 a.m. Eastern Time on May 21, 2025 (have your Notice or proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by Internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.proxydocs.com/PRVA and below under “How can I attend the Annual Meeting?”

If you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you can revoke a proxy before the completion of voting at the Annual Meeting by:

•	giving written notice to the Corporate Secretary of the Company;

•	delivering a later-dated proxy; or

•	voting online during the Annual Meeting.

Attendance and participation in the Annual Meeting without voting will NOT cause your previously granted proxy to be revoked. To revoke you must use one of the methods listed above. If you are a street name stockholder, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or by attending the Annual Meeting and voting your shares online during such meeting after obtaining a legal proxy from your broker, bank or nominee. If your shares are held in street name (i.e., held of record by a broker, bank or other nominee) and you wish to revoke a proxy, you should contact your broker, bank, or other nominee and follow its procedures for changing your voting instructions.

How can I attend the Annual Meeting?

The Annual Meeting will be held virtually. The Board of Directors believes holding the Annual Meeting in a virtual format allows for greater engagement with our stockholders wherever they may be located, while minimizing the time and cost associated with planning, holding and arranging logistics for an in-person meeting.

To participate or vote during the Annual Meeting via live webcast, you must register in advance prior to the deadline of May 20, 2025 at 5:00 p.m. Eastern Time at www.proxydocs.com/PRVA. You will not be able to attend the Annual Meeting in person.

As part of the registration process, you must enter the control number located on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. If you are a street name stockholder, you will also need to provide the registered name on your account and legal proxy from your broker, bank or other nominee reflecting your beneficial stock ownership in Privia Health.

On the day of the Annual Meeting, May 21, 2025, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time.

Information as to how to obtain the list of stockholders entitled to vote at the Annual Meeting will be available during the ten days preceding the Annual Meeting at www.proxydocs.com/PRVA, and the list will also be available on www.proxydocs.com/PRVA during the entirety of the Annual Meeting.

What are broker non-votes?

When a street name stockholder does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters. The election of directors and the advisory vote on the compensation of our NEOs are considered “non-routine”.

| 2025 Proxy Statement	53

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote online or if you properly return a proxy or voting instructions by Internet, telephone or mail. We encourage you to vote prior to the Annual Meeting over the Internet as we believe it is the most cost-effective method for the Company. We also recommend that you vote as soon as possible, even if you are planning to attend the virtual Annual Meeting, so that the vote count will not be delayed. In order for us to conduct our meeting, a majority of the shares of capital stock issued and outstanding and entitled to vote must be present online or by proxy at the meeting. This is referred to as a quorum. Abstentions from voting on a proposal and broker non-votes will count for purposes of determining a quorum.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, then either the chair of the Annual Meeting or the stockholders by vote of the holders of a majority of the stock present or represented by proxy at the Annual Meeting are authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Effect of Votes Withheld/ Abstentions	Effect of Broker Non-Votes
1. Election of directors	The plurality of votes of the shares of capital stock present in person or by proxy and entitled to vote is required.	Votes withheld will have no effect.	Broker non-votes will have no effect.
2. Approval, on an advisory (non-binding) basis, of the compensation of our NEOs	The majority of votes cast is required.	Abstentions will have no effect.	Broker non-votes will have no effect.
3. Ratification of appointment of independent registered public accounting firm	The majority of votes cast is required.	Abstentions will have no effect.	We do not expect any broker non-votes on this proposal.

Who pays for the cost of this proxy solicitation?

The Company pays for the entire cost of soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

How can I get help if I have trouble checking in or listening to the Annual Meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

How can I ask a question at the Annual Meeting?

Stockholders at the close of business on March 24, 2025 will be allowed to submit written questions in our virtual Annual Meeting platform before and during the meeting. We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. The meeting rules of conduct will be available during the Annual Meeting at www.proxydocs.com/PRVA. We reserve the right to edit any inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or our business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition in the interest of time and fairness to all stockholders. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management may post answers to a representative set of questions on our Investor Relations website at www.ir.privia.com as soon as practicable after the meeting.

54	| 2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How can I obtain Privia Health’s Form 10-K and other financial information?

Our Annual Report on Form 10-K is available at www.proxydocs.com/PRVA. Stockholders can also access our Annual Report on Form 10-K, and other financial information, on our website at www.ir.priviahealth.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2025:

This proxy statement and our 2024 Annual Report on Form 10-K are available for viewing, printing and downloading at

www.proxydocs.com/PRVA.

| 2025 Proxy Statement	55

APPENDIX A

Reconciliation of Gross Profit to Care Margin(a)

For the Year Ended December 31,
(unaudited; $ in thousands)	2024
Revenue	$1,736,390
Provider expense	(1,332,537)
Amortization of intangible assets	(6,164)
Gross Profit	397,689
Amortization of intangible assets	6,164
Care margin	$403,853
(a)	Any slight variations in totals are due to rounding.

Reconciliation of Net Income to Adjusted EBITDA(a)

For the Year Ended December 31,
(unaudited; $ in thousands)	2024
Net income	$14,385
Net income attributable to non-controlling interests	2,659
Provision for income tax	10,826
Interest income, net	(10,888)
Depreciation and amortization	7,268
Stock-based compensation	56,680
Other expenses(b)	9,525
Adjusted EBITDA	$90,455
(a)	Any slight variations in totals are due to rounding.

(b)	Other expenses include employer taxes on equity vesting/exercises, legal, severance and certain non-recurring costs.

| 2025 Proxy Statement	A-1

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Privia Health Group, Inc. Internet: www.proxypush.com/PRVA • Cast your vote online Annual Meeting of Stockholders • Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of March 24, 2025 Phone: Wednesday, May 21, 2025 11:00 AM, Eastern Time 1-844-357-8239 Annual meeting to be held live via the Internet- please visit • Use any touch-tone telephone • Have your Proxy Card ready http://www.proxydocs.com/PRVA for more details. • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:00 AM, Eastern Time, May 21, 2025. Virtual: You must register by May 20, 2025 5PM Eastern Time to attend the meeting online at This proxy is being solicited on behalf of the Board of Directors www.proxydocs.com/PRVA The undersigned hereby appoints Part Malhotra, David Mount castle and Edward C. Farris (collectively, the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Previa Health Group, Inc., which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and date (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 Beta NXT, Inc. or its affiliates. All Rights Reserved

Previa Health Group, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 and 3. BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect the three nominees listed in the accompanying proxy statement as Class III directors to the Board of Directors (“Board”) to serve until our 2028 annual meeting and until their respective successors have been duly elected and qualified. FOR WITHHOLD 1.01 Pamela Kismet FOR #P2# #P2# 1.02 Patricia Maryland FOR #P3# #P3# 1.03 Shawn Morris FOR #P4# #P4# FOR AGAINST ABSTAIN 2. To approve, on an advisory (non-binding) basis, the compensation of our named executive FOR officers (“NEOs”). #P5# #P5# #P5# 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public FOR accounting firm for the year ending December 31, 2025. #P6# #P6# #P6# 4. To transact such other business as may properly come before the meeting. You must register by May 20, 2025 5PM Eastern Time to attend the meeting online at www.proxydocs.com/PRVA Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appear(s) on your account. If held in joint tenancy, all people’s party to the joint tenancy should sign. Those signing as trustees, administrators, executors and other fiduciaries, should provide their full title evincing such authority. Corporations or partnerships should sign in full corporate or partnership name affixed by the authorized officer(s) thereof Signature (and Title if applicable) Date Signature (if held jointly) Date